As filed with the Securities and                      Registration No. 333-53662
Exchange Commission on April 30, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                        Post-Effective Amendment No. 1 to
                                    Form S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                           FLEET HOME EQUITY LOAN, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                                       04-3544150
(State or other jurisdiction
of incorporation or organization)     (I.R.S. Employer Identification Number)


                               100 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 434-2200
               (Address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)

                           William C. Mutterperl, Esq.
                                 General Counsel
                       Fleet Boston Financial Corporation
                               100 Federal Street

                           Boston, Massachusetts 02110
                                 (617) 434-9587
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:

                              Gail G. Watson, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                                 (212) 839-5300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check effective registration statement for the same offering. [ ]

         If this Form is a post effective amendment filed pursuant to Rule 462(e) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                       ADOPTION OF REGISTRATION STATEMENT


         On April 27, 2001, Fleet Home Equity Loan Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.) and Section 266 of the General Corporation Law of Delaware. The resulting entity is named Fleet Home Equity Loan, LLC and is a Delaware limited liability company. Fleet Home Equity Loan, LLC's sole member is Fleet National Bank, a national banking association.


         By filing this Post-Effective Amendment No. 1 to the Registration Statement, Fleet Home Equity Loan, LLC hereby expressly adopts all statements contained in the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934 and represents that all of the requirements for registration by a successor issuer contained in Rule 414 of the Securities Act of 1933 have been met.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED APRIL 30, 2001.


Prospectus Supplement dated __________ __, ____
To Prospectus dated _____________ __, ____

                                 $_____________
                       [ ] HOME EQUITY LOAN TRUST ____-_,
                                    as Issuer
       $________ Home Equity Loan Asset-Backed Certificates, Series ____-_
           $_______ Home Equity Loan Asset-Backed Notes, Series ____-_



   Fleet National Bank,                      Fleet Home Equity Loan, LLC,


    as seller and servicer                           as depositor

[Certificates]          Principal       [Certificate][Note]       Price to       Underwriting         Proceeds to the
  [Notes]                Balance                Rate              Public(1)        Discount            Depositor(2)
  -------                -------                ----              ---------        --------            ------------
                         $                     %                         %                %                   %
Total                    $                                        $                $                   $

----------
(1) Plus accrued interest, if any, at the [certificate] [note] rate from ______ __, _____.

(2) Before deducting expenses, payable by the depositor, estimated to be $__________.


[The underwriter listed below will offer the securities at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of
the securities will be approximately [$      ], before deducting expenses. The
underwriter's commission will be the difference between the price it pays to the depositor for the securities and the amount it receives from the sale of the securities to the public.]



REVIEW THE INFORMATION IN RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE PROSPECTUS.

- For complete information about the [certificates][notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the [certificates][notes].

THE [CERTIFICATES][NOTES]

- the certificates represent beneficial interests in a trust, whose assets are a pool of [adjustable][fixed] rate home equity revolving credit line loans and property relating to those loans

-    the notes are secured by assets of the trust

-    currently have no trading market

- are obligations of the trust only and are not obligations of the depositor, the seller, the servicer or any of their affiliates

CREDIT ENHANCEMENT

- will be provided in the form of [overcollateralization] [letter of credit] [surety bond]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


[This prospectus supplement and the accompanying prospectus may be used by Fleet Securities, Inc. or one of its affiliates in connection with offers and sales of the securities in market-making transactions.]

                                  [UNDERWRITER]


______________, 200_

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

         We are not offering the securities in any state where an offering of the securities is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT
Summary........................................................................5
Risk Factors...................................................................9
The Trust.....................................................................11
The [Letter of Credit][Surety Bond] Issuer....................................12
Fleet National Bank...........................................................12
Maturity and Prepayment Considerations........................................15
Description of the HELOCs.....................................................16
Description of the Securities.................................................21
The Servicing Agreement.......................................................25
The Indenture.................................................................28
The Trust Agreement...........................................................32
Administration Agreement......................................................33
The Indenture Trustee.........................................................33
The Owner Trustee.............................................................34
Use of Proceeds...............................................................34
Federal Income Tax Consequences...............................................34
State Tax Consequences........................................................34
ERISA Considerations..........................................................34
Legal Investment Considerations...............................................36
Underwriting..................................................................36
Legal Matters.................................................................37
Rating........................................................................37
Annex I.......................................................................41

                                   PROSPECTUS

Risk Factors............................................................       2
Description of the Securities...........................................       6
The Trusts..............................................................       9
Enhancement.............................................................      14
Fleet Home Equity Loan, LLC.............................................      18
Fleet National Bank.....................................................      18
Servicing of Loans......................................................      27
The Agreements..........................................................      36

Legal Aspects of the Loans..............................................      48
Use of Proceeds.........................................................      62
Federal Income Tax Consequences.........................................      63
State Tax Considerations................................................      99
ERISA Considerations....................................................     100
Legal Investment........................................................     106
Ratings.................................................................     106
Plan of Distribution....................................................     106
Legal Matters...........................................................     106
Available Information...................................................     107
Incorporation of Documents by Reference.................................     107

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.

THE TRUST

     [ ] Home Equity Loan Trust _____-__ will be created pursuant to a [trust agreement] between the depositor and the owner trustee. The trust will own a pool of [home equity revolving credit line loans] including the outstanding balances as of the cut-off date and any additional outstanding balances generated under those credit line loans. The trust will issue the securities on [closing date].

THE SELLER

     Fleet National Bank
     100 Federal Street
     Boston, Massachusetts 02110

     We refer you to "Fleet National Bank" in the prospectus.

THE SERVICER

     [Fleet National Bank
     100 Federal Street
     Boston, Massachusetts 02110]

     We refer you to "Fleet National Bank" in this prospectus supplement and to "Fleet National Bank__Loan Servicing" and "__Collections" in the prospectus.

THE DEPOSITOR



     Fleet Home Equity Loan, LLC
     100 Federal Street
     Boston, Massachusetts 02110



     We refer you to "Fleet Home Equity Loan, LLC" in the prospectus.


THE INDENTURE TRUSTEE


     [                           ]

THE OWNER TRUSTEE


     [                          ]

THE [CERTIFICATE / NOTE] INSURER


     [                          ]

     We refer you to "The [Letter of Credit][Surety Bond] Issuer."

CUT-OFF DATE



     [Date]

TRUST PROPERTY

     The property of the trust will include:

     - a pool of [adjustable] [fixed] rate home equity loan revolving credit line loans made or to be made in the future under home equity revolving credit line loan agreements, and secured primarily by [second] [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties. We sometimes refer to these credit line loans as mortgage loans or home equity lines of credit.

     -    payments on the mortgage loans received after the cut-off date.

     - any additions to the loan balances of the mortgage loans during the life of the trust.

     - property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

     -    the benefit of the [surety bond] [letter of credit].

     - [rights of the depositor under the purchase agreement by which the seller sells the mortgage loans to the depositor. Under some circumstances, if the representations and warranties made by the seller about the mortgage loans are breached, then the seller will be obligated to repurchase those mortgage loans.]

     - benefits under any hazard insurance policies covering the mortgaged properties.

     -    amounts on deposit in certain accounts.

     -    all proceeds from the items above.

THE MORTGAGE LOANS

     On [the closing date], ______________, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on the [cut-off date].

     -    number of mortgage loans: ________

     -    aggregate principal balance: $_________

     -    principal balance range: $__ to $__

     -    average principal balance: $______

     -    loan rate range: ___% to ___%

     -    weighted average loan rate: ____%

     -    credit limit utilization rate range: __% to __%

     -    weighted average credit limit utilization rate: ___%

     -    weighted average combined loan-to-value ratio: ____%

     We refer you to "Fleet National Bank" and "Description of the HELOCs."

DISTRIBUTIONS TO SECURITYHOLDERS

     You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments on the mortgage loans. Each month the [servicer] [trustee] will calculate the amounts to be paid to the securityholders. If you hold a [note][certificate] on the day preceding a distribution date, or if the securities are no longer book-entry securities, the last day of the month preceding a distribution date, you will be entitled to receive payments on the distribution date in the next month. The distribution date will be the ____ day of each month or, if that day is not a business day, the next succeeding business day, starting on __________ __, ____.

INTEREST ACCRUAL PERIODS

     Interest for the first distribution date will accrue on the unpaid principal balance of the securities at the applicable rate from the closing date to the first distribution date. After the first distribution date, interest will accrue from and including the preceding distribution date to but excluding the current distribution date. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.]

APPLICATION OF COLLECTIONS

     On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

     [(1) to the servicer, the servicing fee;

     (2) as payment for the accrued interest due and any overdue accrued interest, with interest thereon;

     (3) as principal on the securities, the excess of principal collections over additional balances created during the preceding collection period. This amount will be allocated between the notes and certificates, pro rata, based on their respective principal balances;

     (4) as principal of the securities, payment for any amounts unrecoverable as losses on the mortgage loans;

     (5)  the premium on the [surety bond];

     (6)  reimbursement of prior draws made on the [surety bond]; and

     (7)  any remaining amounts to the seller.]

FINAL SCHEDULED DISTRIBUTION DATE

     [Certificates]        [Date]

     [Notes]               [Date]

     We expect the actual final distribution date for each security will be significantly earlier than its final scheduled distribution date.


TERMINATION OF TRUST

     The trust will terminate on the distribution date following the earlier of
     (i) ______________________ and (ii) the final payment or other liquidation of the last mortgage loan in the trust.

CREDIT ENHANCEMENT

     [Letter of Credit] [Surety Bond]

     On the closing date, [enhancer] will issue a [letter of credit] [surety bond] to the trust. In the event that, on any distribution date, amounts on deposit in the collection account with respect to the preceding collection period which are available to be distributed on the [notes][certificates] are insufficient to provide for the payment of the amount required to be distributed to the holders on that distribution date, the [indenture][owner] trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for that distribution date, in an amount equal to the deficiency.

     We refer you to "The [Letter of Credit] [Surety Bond] Issuer" in this prospectus supplement and "Enhancement" in the prospectus.

     [[Letter of Credit] [Surety Bond] Amount

     The amount available under the [letter of credit] [surety bond] for the initial distribution date will be $_________. For each other distribution date, the amount available will equal the lesser of (1) a percentage of the pool balance and (2) an amount based on the original amount available, less amounts previously drawn and plus amounts paid to the [enhancer] as reimbursement.]

OPTIONAL REPURCHASE

     On any distribution date after the principal balance is reduced to an amount less than or equal to $ ________, [5]% of the initial principal balance, the [servicer] will have the option of purchasing the mortgage loans.

     We refer you to "Description of the Securities -- Optional Repurchase" in this prospectus supplement and "Description of the Securities -- Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust" and "The Agreements -- Termination" in the prospectus.]

REGISTRATION OF SECURITIES

     We will issue the securities in book-entry form. You will hold your interests through a depository. While the [certificates/notes] are book-entry they will be registered in the name of the depository.

     Beneficial interests in these [certificates/notes] may be purchased in minimum denominations of [$] and integral multiples of [$].

     The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

     We refer you to "Risk Factors-- Consequences of Owning Book-Entry Securities."

[FEDERAL INCOME TAX CONSEQUENCES

     [In the opinion of [tax counsel], for federal income tax purposes, the securities will be characterized as indebtedness, and the trust should be characterized as an owner trust and will not be characterized as an association, publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a security, by the acceptance of a security, will agree to treat the security as indebtedness and the trust as an owner trust for federal, state and local income and franchise tax purposes.]

     We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus concerning the application of federal, state and local tax laws.]

ERISA CONSIDERATIONS

     [Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986.][[Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus,] the certificates [may][may not] be transferred to an employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.]

     We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATING

     Before the securities can be issued, [the trust] must obtain a rating on the securities of:

                                Rating Agency
                                -------------
     Class                 [         ] [         ]
     -----                 ----------- -----------

     [certificates]        [         ] [         ]
     [notes]               [         ] [         ]

     The ratings obtained for the securities address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of payments to you, such that your actual return could differ substantially from your anticipated return on your investment.

     We refer you to "Rating" and "Risk Factors -- Rating of the Securities Does Not Assure Payment" in the prospectus.

                                  RISK FACTORS

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

         Limit on Liquidity of Securities. Issuance of the securities in book-entry form may reduce the liquidity of the securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical securities.

         Limit on Ability to Transfer or Pledge. Since transactions in the securities can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the securities, may be limited due to lack of a physical security representing the securities.

         Delays in Distributions. As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your securities since distributions will be forwarded by the trustee to DTC and DTC will credit distributions to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to "Description of the Securities -- Book-Entry
Securities."

CASH FLOW LIMITED IN EARLY YEARS OF MORTGAGE LOANS

         During the draw down period under the related credit line agreements, borrowers generally are not required to make monthly payments of principal, although minimum payments will at least equal and may exceed accrued interest. As a result, collections on mortgage loans may vary. As of the cut-off date, the weighted average remaining draw down period by outstanding principal balance is ___ months. ____% of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw down periods for one or two additional five year terms. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you.

LIMITED INFORMATION REGARDING PREPAYMENT HISTORY

         All of the mortgage loans may be prepaid in whole or in part at any time. Home equity loans have been originated in significant volume only during the past few years and neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions which may affect the rate of prepayment.

         We refer you to "Maturity and Prepayment Considerations."

SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The servicer may agree to changes in the terms of a mortgage loan, provided that the changes (i) do not adversely affect the interest of the holders, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the mortgage loans.

         In addition, the servicer may, subject to some limitations, increase the credit limit of a mortgage loan, reduce the loan rate of a mortgage loan or consent to the placing of another lien senior to that of the mortgage loan. Increasing the credit limit and consenting to the placing of another lien senior to that of the mortgage loan may increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the risk of owning the mortgage loan. Reducing the loan rate of a mortgage loan will reduce the cash flow available to absorb losses.

         We refer you to "The Servicing Agreement__Modifications to HELOCs" and "__Consent to Senior Liens."

[DELINQUENT MORTGAGE LOANS INCLUDED IN TRUST PROPERTY MAY BE MORE LIKELY TO DEFAULT THAN NON-DELINQUENT MORTGAGE LOANS

         The trust will include mortgage loans which are up to ___ days delinquent. As of the cut-off date, the aggregate loan balance of the delinquent mortgage loans was $__________. [In addition, the mortgage loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from interest collections to cover the realized losses for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero or [the enhancer] defaults, the [certificate] [note] principal balance will be reduced which, unless otherwise later reimbursed, will result in a loss to you.]

[RATINGS ON SECURITIES BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE
[ENHANCER]

         The rating on the securities depends primarily on the claims paying ability of the [enhancer]. Therefore, a reduction of the rating assigned to the claims-paying ability of the [enhancer] may have a corresponding reduction on the ratings assigned to the securities. A reduction in the rating assigned to the securities would reduce the market value of the securities and may affect your ability to sell them. The rating on your security addresses credit risk and does not address the likelihood of prepayments.

         We refer you to "Rating."]

[INTEREST PAYABLE ON THE [SECURITIES] AND INTEREST PAYABLE ON THE MORTGAGE LOANS DIFFER

         Interest payable on the mortgage loans may be insufficient to pay interest on the securities. Interest payable on the securities will accrue at a [variable] rate [based on LIBOR]. Interest payable on the mortgage loans will accrue at a [variable] rate based on the [prime] rate plus a designated margin [or, at a fixed rate]. LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. If the spread between LIBOR and the prime rate [or fixed rate] is reduced or eliminated, the interest payable on the securities also may be reduced. In addition, the weighted average life of the securities may be affected. If that happens, the value of your securities may be temporarily or permanently reduced.]

[GEOGRAPHIC CONCENTRATION INCREASES RISK THAT CERTIFICATE YIELDS CAN BE IMPAIRED

         The concentration of the related mortgaged properties in one or more geographic regions may increase the risk of loss to your securities. The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties, by principal balance as of the cut-off date, are located in ______ and ________. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances, such as riots.]

[POSSESSION BY SELLER OF LOAN DOCUMENTS MAY ADVERSELY AFFECT THE SECURITY INTEREST OF THE TRUST

         The seller will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the seller's long-term debt rating is reduced below [describe]. Within 30 days of such reduction in rating, the seller is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the seller.

         In an insolvency proceeding of the seller, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of the seller. If the trust were determined to be a general unsecured creditor of the seller, the mortgages, the mortgage notes and the proceeds from their sale would not be available to make payments on the securities.]


                                    THE TRUST

GENERAL


         [ ] Home Equity Loan Trust ___________ is a business trust formed under the laws of the State of [Delaware] by the trust agreement, dated as of ____, between Fleet Home Equity Loan, LLC, the depositor, and [the owner trustee] for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the [State of Delaware] relating to business trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

         The property of the trust will consist of:

         - each of the home equity lines of credit or "HELOCs" that are transferred by the depositor to the trust;

         -        collections on the HELOCs received after the cut-off date;

         - the outstanding balances as of the cut-off date and any additional balances generated under those HELOCs;

         - mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

         - [the collection account and] the distribution account, excluding, in each case, net earnings thereon;

         -        the [letter of credit] [surety bond];

         - an assignment of the depositor's rights under the purchase agreement, including all rights of the depositor to purchase any additions to the loan balances of the HELOCs; and

         - benefits under any hazard insurance policies covering the mortgaged properties.

         -        all proceeds from the items above.

         The trust's principal offices are in _____________, in care of
________________________, as owner trustee, at [               ].

[Financials for Trust]


                   THE [LETTER OF CREDIT][SURETY BOND] ISSUER

         The following information with respect to _______________ ("_______________") has been furnished by __________________.

                 [Description of letter of credit/surety issuer]


                               FLEET NATIONAL BANK

THE FLEET NATIONAL BANK CONSUMER LOAN GROUP HOME EQUITY PROGRAM

         We refer you to "Fleet National Bank" in the prospectus for information about the seller's origination procedures and underwriting guidelines for the HELOCs.

SERVICING OF THE MORTGAGE LOANS

         At [date], Fleet National Bank (the "Bank") serviced a total portfolio
of [    ] HELOCs, having an aggregate outstanding principal balance of
approximately [$     ]. These figures include HELOCs that were originated or
acquired by the Bank [and HELOCs that are serviced for third parties on a contractual basis].

         We refer you to "Fleet National Bank" in the prospectus for information with respect to the servicer's procedures and guidelines for the servicing of HELOCs.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

         The tables below summarize the delinquency, foreclosure and loss experience of HELOCs owned by the Bank. The data includes all HELOCs owned by the Bank, whether originated, purchased or acquired as the result of bank mergers and reflects HELOCs that were originated or underwritten under criteria different from the HELOCs held by the trust. Accordingly, the delinquency and loss figures presented below for [date] represent information for all HELOCs currently owned by the Bank, but may not be representative of the HELOCs included in this trust.

         [The information in the tables below has not been adjusted to eliminate the effect of the unseasoned nature of the HELOC portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of HELOCs serviced for each period would be higher than those shown if a group of HELOCs were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the HELOCs in the Bank's HELOC portfolio will not be fully seasoned and since the terms of most HELOCs will not call for payment of principal in full prior to maturity, the delinquency and loss information for such an isolated group would also be distorted to some degree.]

    DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE BANK'S PORTFOLIO OF HELOCS

                                 As of                                           As of December 31,
                                 -----                                           ------------------
                           October 31, 2000                 1999                        1998                        1997
                           ----------------                 ----                        ----                        ----
                         Number       Dollar        Number        Dollar        Number        Dollar        Number        Dollar
                           of         Amount          Of          Amount          Of          Amount          Of          Amount
                         Loans         (000)         Loans         (000)         Loans         (000)         Loans         (000)
                         -----         -----         -----         -----         -----         -----         -----         -----
Loans Outstanding       180,578    $4,849,725       119,918    $3,499,995       135,252    $3,264,603       149,237    $3,556,002
(1) . .

Delinquencies as a
  Percentage of
  Loans
  Outstanding(1)(2)
30-59 days past due         .63%          .80%          .51%         .62%           .66%          .99%          .86%         1.19%
60-89 days past due         .13           .17           .11          .15            .17           .22           .22           .31
90 days and more
  past due                  .14           .17           .14          .14            .45           .44           .42           .46
                            ---           ---           ---          ---            ---           ---           ---           ---

Total Delinquencies         .90%         1.14%          .76%         .91%          1.28%         1.65%         1.50%         1.96%

Foreclosure(1)(3).          138        $5,180           247      $12,406            283       $15,513           264       $15,460
REO Properties(1)(4)         17          $776            34       $2,146             32        $2,379            37        $2,128

[(1) The "Loans Outstanding", "Delinquencies as a Percentage of Loans Outstanding", "Foreclosure", and "REO Properties" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.
(2) "Delinquencies as a Percentage of Loans Outstanding" is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.
(3) "Foreclosure" data represents the number of HELOCs or the dollar amount of HELOCs in foreclosure.
(4) REO Properties (`real estate owned' properties) are properties relating to HELOCs foreclosed or for which deeds in lieu of foreclosure have been accepted, and held pending disposition.]

                LOSS EXPERIENCE OF THE BANK'S PORTFOLIO OF HELOCS

                                       Ten Months Ended                 For the Year Ended December 31,
                                       ----------------                 -------------------------------
                                       October 31, 2000           1999                1998               1997
                                       ----------------           ----                ----               ----
                                        Dollar Amount        Dollar Amount        Dollar Amount        Dollar Amount
                                            (000)                (000)                (000)                (000)
Average Loans Outstanding(1)(2)          $4,871,926           $3,329,298           $3,410,029           $3,600,573

Gross Losses(1)(3)                       $    3,102           $    4,951           $    4,028           $    9,458

Recoveries(1)(4)                         $    1,316           $    1,232           $      960           $    1,472
                                         ----------           ----------           ----------           ----------

Net Losses(1)(5)                         $    1,786           $    3,719           $    3,068           $    7,986
                                         ==========           ==========           ==========           ==========

Net Losses as a Percentage of                  .04%                 .11%                 .09%                 .22%
Average Loans Outstanding

[(1) The "Average Loans Outstanding", "Gross Losses", "Recoveries", and "Net Losses as a Percentage of Average Loans Outstanding" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.
(2) "Average Loans Outstanding" during the period is the arithmetic average of the principal balances of the HELOCs outstanding on the last business day of each month during the period.
(3) "Gross Losses" are amounts which have been determined to be uncollectible relating to HELOCs for each respective period.
(4) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(5)    "Net Losses" represents "Gross Losses" minus "Recoveries".]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the [note][certificate]holders will be entitled to receive on each distribution date distributions of principal collections, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

         As described in this prospectus supplement, the actual maturity of the [notes][certificates] will depend in part on the receipt of principal on the HELOCs or the amounts realized on liquidation of defaulted HELOCs, which will result in principal payments on the [notes][certificates]. All of the HELOCs may be prepaid in full or in part at any time. [Any HELOC originated in ________, __________ or ________ is subject to an early termination fee if it is prepaid in full within the first [three] years of its origination date.] The early termination fee [is $____][may vary]. [The Bank is not aware of any statistics available on whether early termination fees actually discourage prepayment.]

         The Bank is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, HELOCs are not viewed by mortgagors as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

         In addition, the trust's prepayment experience and the rate at which the [notes][certificates] amortize will be affected by any repurchases of HELOCs by the servicer pursuant to the sale and servicing agreement. Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

         Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the securities in respect of principal.

         No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                            DESCRIPTION OF THE HELOCS

GENERAL

         The HELOCs in the trust were originated under loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. [All] of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards described under "Fleet National Bank" in the prospectus.

         The pool of HELOCs consists of approximately [ ] HELOCs with an aggregate cut-off date pool balance of $___________. As of the cut-off date, each HELOC had a loan rate of at least ____% per annum. The average cut-off date principal balance was $_______, the minimum cut-off date principal balance was zero, the maximum cut-off date principal balance was $_________, the minimum loan rate and the maximum loan rate on the cut-off date were ____% and ____% per annum, respectively, and the weighted average loan rate on the cut-off date was ____% per annum. As of the cut-off date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the cut-off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined loan-to-value ratio of the HELOCs was ____% as of the cut-off date and the weighted average junior mortgage ratio was approximately __%.

         Approximately __% of the HELOCs were secured by a first mortgage on the related mortgaged property and __% of the HELOCs were secured by junior liens. No HELOC had a combined loan-to-value ratio greater than __%.

         As of the cut-off date, no HELOC was delinquent ___ days or more.

HELOC POOL STATISTICS

         The depositor has compiled the following additional information as of the cut-off date with respect to the HELOCs to be included in the trust.

                              [Tabular Information]


HELOC TERMS

         The general terms of the HELOCs are described under "Fleet National Bank CLG Home Equity Lines of Credit" in the prospectus.

         [A borrower may make a draw under the HELOC, from time to time, by using special checks or other means provided to the borrower. Each draw will be at least $250, or if the remaining available balance under the credit limit is less than $250, then up to the credit limit. The draws will be funded by the [seller].]

         [Minimum monthly payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize the HELOC during the draw period. Borrowers may exceed their monthly payment without penalty and the excess funds will be deposited into an account and used towards the minimum monthly payment for the following period. Other fees, including the annual membership fees and late payment charges, may vary by state.]

         [The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

         - the borrower fails to make any required payment by the due date;

         - the total outstanding principal balance including all charges payable exceeds the credit limit;

         - the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

         -        the borrower dies or becomes incompetent;

         -        the borrower becomes bankrupt or insolvent;

         - the borrower becomes subject to any judgment, lien, attachment or execution is issued against the mortgaged property;

         - the borrower fails to obtain and maintain required property insurance; or

         - the borrower sells or transfers the mortgaged property or does not maintain the property.

         In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if

         - the value of the mortgaged property decreases for any reason to less than a specified percentage of the original appraised value;

         -        the borrower is in default under the HELOC;

         -        government action impairs the originator's lien priority; or

         - a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

         The credit limits may also be increased upon completion of a satisfactory underwriting review.

         The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The payment due dates for the HELOCs vary throughout the month.

         Interest accrued each month with respect to each HELOC adjusts based on the index which is the prime rate published in The Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. The weighted average gross margin for the HELOCs as of the cut-off date was [__%]. All of the HELOCs are subject to a maximum loan rate specified in the Credit Line Agreements. [No HELOC is subject to a minimum loan rate or a periodic loan rate cap or floor.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [With respect to each Collection Period, other than the first Collection Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs, the servicing fee, will be paid from interest collections in respect of the HELOCs and will be equal to ____% per annum, the servicing fee rate, multiplied by the sum of the outstanding principal balance of each HELOC as of the first day of each Collection Period. [The servicing fee will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] With respect to the first Collection Period, the servicer will receive from interest collections in respect of the HELOCs ______ of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         With respect to each distribution date, the "Collection Period" is the prior calendar month.

         The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustees, any custodian appointed by the trustees, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted HELOCs and in connection with the restoration of mortgaged properties related to defaulted HELOCs. The servicer's right of reimbursement is senior to the rights of holders of the securities to receive any proceeds from the liquidation of the related mortgaged property.]

ASSIGNMENT OF HELOCS

         At the time of issuance of the securities, the seller will sell to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other related documents, including all collections received on or with respect to each HELOC on or after the cut-off date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the owner trustee. The mortgage loan schedule will include information including the principal balance as of the cut-off date for each HELOC, as well as information with respect to the loan rate.

         [The sale and servicing agreement will require within 30 days of a reduction in the rating of the seller's [debt] below [ ] that the seller deliver to the [indenture] trustee the HELOCs endorsed in blank and the related documents. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of original mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

         Under the terms of the sale and servicing agreement, at the same time that the HELOCs are required to be delivered after a reduction in the seller's debt rating, the seller will be required to prepare and record assignments of the mortgages related to each HELOC in favor of the owner trustee, unless opinions of counsel satisfactory to the rating agencies [and the [letter of credit][surety bond] issuer] are delivered to the [indenture] trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trust in the HELOCs.

         Within [ ] days of the date on which the HELOCs are delivered, the [indenture] trustee will review the HELOCs and the related documents and if any HELOC or related document is found to be defective in any material respect and the defect is not cured within [ ] days following notification of the defect to the seller and the depositor by the [indenture] trustee, the seller will be obligated to [repurchase the HELOC and to deposit the Repurchase Price (as defined below) into the collection account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

         With respect to any HELOC, the "Repurchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase.]

         [An "Eligible Substitute HELOC" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution:

         (i) have a principal balance, or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance, not [ ]% more and not [ ]% less than the principal balance relating to the defective HELOC;

         (ii) have a loan rate not less than the loan rate of the defective HELOC and not more than [ ]% in excess of the loan rate of the defective HELOC;

         (iii) have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as that of the defective HELOC;

         (iv) have a margin that is not less than the margin of the defective HELOC and not more than [ ] basis points higher than the margin for the defective HELOC;

         (v) have a mortgage of the same or higher level of priority as the mortgage relating to the defective HELOC;

         (vi) have a remaining term to maturity not more than [ ] months earlier and not later than the remaining term to maturity of the defective HELOC;

         (vii) comply with each representation and warranty as to the HELOCs set forth in the sale and servicing agreement, deemed to be made as of the date of substitution; and

         (viii) satisfy other conditions specified in the sale and servicing agreement.

To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amount").]

         [The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the [indenture] trustee with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the seller, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; and (2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of [ ] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [ ]-day period, the seller will be obligated to repurchase or substitute the defective HELOC from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective HELOCs will apply to the retransfer of a HELOC that is required to be repurchased or substituted because of a breach of a representation or warranty in the purchase agreement that materially and adversely affects the interests of the holders.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued under an indenture dated as of ___________, ____, between the trust and _______________, as indenture trustee. The certificates will be issued under a trust agreement dated as of ______________, ____, by and between the depositor and ______________, as owner trustee. The following summaries describe provisions of the securities, indenture and trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the trust agreement or the indenture, as the context requires.

         The securities will be issued in fully registered, certificated form only. The securities will be freely transferrable and exchangeable at the corporate trust office of the owner trustee, with respect to the certificates or the indenture trustee with respect to the notes.

BOOK-ENTRY SECURITIES

         The [securities] will be in book-entry form. Persons acquiring beneficial ownership interests in the [securities], or beneficial owners, will hold their [securities] through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

         The book-entry [securities] will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive [securities] are issued, it is anticipated that the only [security]holder under the [indenture] will be Cede & Co., as nominee of DTC. Beneficial owners will not be [security]holders as that term is used in the [indenture]. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The Depository Trust Company, "DTC", is a New York chartered limited purpose trust company. Clearstream Banking, societe anonyme, "Clearstream", is a professional depository incorporated in Luxembourg and subject to regulation by the Luxembourg Monetary Institute. The Euroclear System, "Euroclear", was created in 1968 by the Belgium office of the Morgan Guaranty Trust Company of New York and is operated by Euroclear Bank S.A./N.V. Each of these depositories was created for the purpose of holding securities for its participants and facilitating the clearance and settlement of securities transactions through electronic book-entry notations.

         The beneficial owner's ownership of a book-entry [security] will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry [security] will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

         Payments on the [securities] and transfers of the securities take place through book-entry notations. The [indenture][owner] trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry [securities] may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Transfers of the [securities] are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I - Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

         Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry [securities] of the beneficial owners are credited.

         DTC has advised the [indenture][owner] trustee that, unless and until definitive [securities] are issued, DTC will take any action permitted to be taken by the holders of the book-entry [securities] under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry [securities] are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry [securities]. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a [security]holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some [securities] which conflict with actions taken with respect to other [securities].

         Definitive [securities] will be issued to beneficial owners of the book-entry [securities], or their nominees, rather than to DTC, only if: (a) DTC or the depositor advises the owner trustee and the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor, the owner trustee or the indenture trustee is unable to locate a qualified successor, (b) the depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and the owner trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee and the owner trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the indenture trustee and the owner trustee will issue and authenticate definitive securities, and the indenture trustee or owner trustee, as applicable, will recognize the holders of the definitive securities as holders under the indenture or trust agreement, as applicable.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

DISTRIBUTIONS

         On each distribution date, collections on the HELOCs will be applied in the following order of priority:

         [

                  (1)      to the servicer, the servicing fee;

                  (2) as payment for the accrued interest due and any overdue accrued interest, with interest thereon at the note rate or the pass-through rate, as applicable, on the respective principal balances of the notes and the certificates;

                  (3) as principal on the securities, the excess of principal collections over additional balances created during the preceding Collection Period, the amount to be allocated between the notes and certificates pro rata, based on their respective principal balances;

                  (4) as principal on the securities, as payment for any realized losses on the HELOCs;

                  (5)      [as payment for the premium for the surety bond;]

                  (6)      [to reimburse prior draws made on the surety bond;]
         and

                  (7)      any remaining amounts to the seller.]

INTEREST

         Note Rate. Interest will accrue on the unpaid principal balance of the notes at ___% per annum from the closing date to the first distribution date and after the first distribution date interest will accrue on the notes from and including the preceding distribution date to but excluding the current distribution date (each, an "interest accrual period") at [a floating rate equal to LIBOR, as defined in this prospectus supplement, plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] A failure to pay interest on any notes on a distribution date and that continues for five days constitutes an event of default under the indenture.

         Pass-Through Rate. Interest will accrue on the unpaid principal balance of the certificates at ___% per annum from the closing date to the day preceding the first distribution date and after the first distribution date interest will accrue on the certificates for each interest accrual period at [a floating rate equal to LIBOR as defined in this prospectus supplement, plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] [A failure to pay interest on any certificates on a distribution date and that continues for five days constitutes an event of default under the trust agreement.]

TERMINATION OF TRUST

         The trust will terminate on the distribution date following the earlier of (i) _________________________ and (ii) the final payment or other liquidation of the last HELOC in the trust.

OPTIONAL REPURCHASE

         The HELOCs will be subject to optional repurchase by the servicer on any distribution date after the principal balance is reduced to an amount less than or equal to $___________, [5]% of the initial principal balance. The optional repurchase price will be equal to the sum of the outstanding principal balance and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final distribution date.

REPORTS TO SECURITYHOLDERS

         [The indenture trustee and the owner trustee will prepare and mail to each noteholder and certificateholder on each distribution date, a statement setting forth for the notes and certificates, respectively, among other things:

         - the aggregate amount of the distribution to the [note][certificate]holders on each distribution date;

         - the amount of interest included in the distribution and the related interest rate on the securities;

         - the amount, if any, of overdue accrued interest included in the distribution, and the amount of interest thereon;

         - the amount, if any, of the remaining overdue accrued interest after giving effect to the distribution;

         - the amount, if any, of the current shortfall in amounts to be distributed as accrued interest;

         - the amount, if any, of principal included in the distribution and the outstanding principal balance of the securities following the distribution;

         - the amount, if any, of overdue payments of scheduled principal included in the distribution;

         - the amount, if any, of the remaining overdue principal amounts with respect to the securities;

         - the amount, if any, of the current shortfall in receipt of scheduled principal payments on the trust assets;

         - the amount, if any, of the reimbursement of previous realized losses included in the distribution;

         - the amount, if any, of the aggregate unreimbursed realized losses after giving effect to the distribution;

         - the amount, if any, received under any enhancement, and the remaining amount available under the enhancement;

         - the weighted average loan rate on the HELOCs as of the first day of the month prior to the distribution date;

         -        the servicing fee for the distribution date;

         -        the pool balance as of the end of the preceding Collection
                  Period;

         - the number and aggregate principal balances of the HELOCs as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period; and

         - the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure.]

         In the case of information furnished under the clauses following the second through twelfth bullet points above, the amounts shall be expressed as a dollar amount per security with a $1,000 denomination.


                             THE SERVICING AGREEMENT

         [The servicer shall establish and maintain on behalf of the owner trustee a collection account for the benefit of the holders. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the HELOCs, excluding amounts representing administrative charges, annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the distribution date if approved by the rating agencies. Not later than the [fifth] business day prior to each distribution date, the servicer will notify the owner trustee and the indenture trustee of the amount of the deposit to be included in funds available for the related distribution date.]

         The owner trustee and the indenture trustee will establish one or more distribution accounts into which amounts will be deposited [amounts withdrawn from the collection account] for distribution to holders on a distribution date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

         An "Eligible Account" is an account that is:

         - maintained with a depository institution whose debt obligations at the time of any deposit have the highest short-term debt rating by the rating agencies;

         - one or more accounts with a depository institution which accounts are fully insured by the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of [ ];

         - a segregated trust account maintained with the owner trustee or an affiliate of the owner trustee in its fiduciary capacity; or

         - otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the owner trustee, without reduction or withdrawal of their then current ratings of the securities.

         Eligible Investments are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

MODIFICATIONS TO HELOCS

         Subject to applicable law, the servicer may change the terms of the HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the loan rate of a HELOC. Changes to the terms of a HELOC may be agreed to by the servicer if the servicer has determined that such changes are necessary, provided that such changes will not have a material adverse effect on the interest of the securityholders.

[CONSENT TO SENIOR LIENS


       The servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property, provided that (a) (i) the mortgage relating to the HELOC was in a first lien position as of the cut-off date and (ii) such action is consistent with prudent commercial practice; (b) the mortgage relating to the HELOC succeeded to a first or second lien position after the related HELOC was conveyed to the trust and, immediately following the placement of such senior lien, the mortgage relating to the HELOC is in a second or third lien position and the outstanding principal amount of the mortgage loan secured by such senior lien and the rate at which interest accrues thereon are no greater than those of the senior mortgage loan secured by the mortgaged property as of the date the related HELOC was conveyed to the trust; (c) the mortgage relating to the HELOC was in a second or third lien position as of the cut-off date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan immediately following such refinancing and the interest rate on the replacement first or second mortgage loan are not greater than that of the existing first or second mortgage loan at the date of such refinancing; or (d) the mortgage relating to the HELOC was in a second or third lien position as of the cut-off date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan and the then current combined loan-to-value ratio of the senior liens and the mortgage does not exceed such ratio as of the date such HELOC was originated and the ratio of the mortgage to the mortgage plus all senior liens immediately following such refinancing is at least equal to such ratio as of the date such HELOC was originated.]

ALLOCATIONS AND COLLECTIONS

         All collections on the HELOCs will usually be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, interest collections will be equal to the aggregate of the amounts collected during the related Collection Period, including net liquidation proceeds, allocated to interest in the Credit Line Agreements. As to any distribution date, principal collections will be equal to the sum of (i) the amounts collected during the related Collection Period, including net liquidation proceeds, and allocated to principal in the Credit Line Agreements and (ii) any Substitution Adjustment Amounts.

         Net liquidation proceeds with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of the HELOC at the end of the Collection Period immediately preceding the Collection Period in which the HELOC is liquidated plus accrued and unpaid interest thereon through the date of liquidation.

         With respect to any date, the pool balance will be equal to the aggregate of the principal balances of all HELOCs as of that date. The principal balance of a HELOC, other than a defaulted HELOC that is liquidated, on any day is equal to the cut-off date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day. The principal balance of a defaulted HELOC that is liquidated after final recovery of related liquidation proceeds shall be zero.

HAZARD INSURANCE

         [The sale and servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the servicer will not monitor the maintenance of hazard insurance.

         The sale and servicing agreement requires the servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the servicer will be obligated to deposit to the collection account the sums which would have been deposited in that account but for the deductible clause. [The servicer will initially satisfy these requirements by maintaining a blanket policy.] As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

         The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.]

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.


                                  THE INDENTURE

         The following summary describes all of the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         [With respect to the notes, events of default under the indenture will consist of:

         - a default for five days or more in the payment of any interest on any note;

         - a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

         - a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

         - any representation or warranty made by the trust in the indenture or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of notes then outstanding; or

         - events of bankruptcy, insolvency, receivership or liquidation of the trust.]

         [The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the priorities described above under "__Distributions." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the final scheduled distribution date for the notes.] If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, [the issuer of the [letter of credit][surety bond],] the indenture trustee or holders of a majority in principal amount of notes then outstanding [with the consent of the issuer of the [letter of credit][surety bond]] may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

         - the holder previously has given the indenture trustee written notice of a continuing event of default;

         - the holders of not less than 51% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

         - the holder or holders have offered the indenture trustee reasonable indemnity;

         - the indenture trustee has for 60 days failed to institute the proceeding; and

         - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes. In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

COVENANTS

         [The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

         - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

         - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

         - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

         - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

         The trust will not, among other things:

         - except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

         - claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

         -        dissolve or liquidate in whole or in part;

         - permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

         - permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust. The trust may not engage in any activity other than as specified under "The Trust." The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.]

ANNUAL COMPLIANCE STATEMENT

         The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

         The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will:

         - change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

         - impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

         - reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of defaults under the indenture and their consequences as provided for in the indenture;

         - modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate of any of them;

         - decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

         - permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

         - The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder.

VOTING RIGHTS

         [At all times, the voting rights of noteholders under the indenture will be allocated among the [notes] pro rata in accordance with their outstanding principal balances.]

MATTERS REGARDING THE INDENTURE TRUSTEE, THE DEPOSITOR AND THE SELLER

         Neither the depositor, the seller, the indenture trustee nor any director, officer or employee of the depositor, the seller or the indenture trustee will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment; provided, however, that none of the depositor, the seller, the indenture trustee or any director, officer or employee of the depositor, the seller or the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or [gross] negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or [gross] negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. Any indemnification by the trust will reduce the amount distributable to the noteholders. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.


                               THE TRUST AGREEMENT

         The following summary describes all of the material terms of the trust agreement.

AMENDMENT

         The trust agreement may be amended by the seller, the depositor and the owner trustee, without consent of the certificateholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the certificateholders; provided, however, that the action will not, as evidenced by an opinion of counsel satisfactory to the owner trustee, adversely affect in any material respect the interests of any certificateholders. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and holders owning voting interests aggregating not less than a majority of the aggregate voting interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders.

VOTING INTERESTS

         As of any date, the aggregate principal balance of all certificates outstanding will constitute the voting interest of the trust, except that, for purposes of determining voting interests, certificates owned by the trust or its affiliates, other than the [seller], will be disregarded and deemed not to be outstanding, and except that, in determining whether the owner trustee is protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not the trust or its affiliates.

MATTERS REGARDING THE OWNER TRUSTEE, THE DEPOSITOR AND THE SELLER

         Neither the depositor, the seller, the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that none of the depositor, the seller, the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or [gross] negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or [gross] negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. Any indemnification by the trust will reduce the amount distributable to the holders. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under each trust agreement.


                            ADMINISTRATION AGREEMENT

         The ________________________, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.


                              THE INDENTURE TRUSTEE

         [                                      ] is the indenture trustee under
the indenture.  The mailing address of the indenture trustee is
[                                   ], Attention:  Corporate Trust Department.

                                THE OWNER TRUSTEE

         [                                      ] is the owner trustee under the
trust agreement.  The mailing address of the owner trustee is
[                                   ], Attention:  Corporate Trust
Administration.


                                 USE OF PROCEEDS

         The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of [        ], special tax counsel to the trust, for
federal income tax purposes, the securities will be characterized as indebtedness and the trust should be characterized as an owner trust and will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each securityholder will agree to treat the securities as indebtedness and the trust as an owner trust for federal income tax purposes. Alternative characterizations of the trust and the securities are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the securities will not be issued with original issue discount. The prepayment assumption to be used for calculating the accrual of original issue discount and market discount and amortization of bond premium will be [ ]. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.


                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974 and
Section 4975 of the Internal Revenue Code of 1986 (the "Code") prohibit a pension, profit sharing or other employee benefit or other plan, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (those plans subject to ERISA, Section 4975, or Similar Law referred to as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

         ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

         [Subject to the considerations discussed in "ERISA Considerations" in the Prospectus, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Each Plan that purchases a note will be [deemed/required] to represent that its purchase and holding of the note [are eligible for the exemption provided under Prohibited Transaction Class Exemption ("PTCE") 84-14. PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption/do not give rise to a nonexempt prohibited transaction].

         [In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction before investing in a note.]

         Any person that proposes to acquire a Note on behalf of or with plan assets of any Plan should consult with counsel concerning the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code or the proposed investment.

         [It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.] [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

         As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in the accounts may be deemed "plan assets" for purposes of ERISA, or (ii) an opinion of counsel in form and substance satisfactory to the trustee and the seller that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the Certificate administrator or the seller to any obligation in addition to those undertaken in the trust agreement.]

         [It is expected that the Exemption, described in "ERISA Considerations" in the prospectus, will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

         The rating of a certificate may change. If the rating of a certificate declines below BBB- or Baa3, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]


                         LEGAL INVESTMENT CONSIDERATIONS

         The appropriate characterization of the securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the securities will constitute legal investments for them. The depositor makes no representation as to the proper characterization of the securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting
agreement, the depositor has agreed to sell to [        ], the underwriter, and
the underwriter has agreed to purchase from the depositor, the [securities]. The underwriter is obligated to purchase all the [securities] if any are purchased. The depositor has been advised by the underwriter that it presently intends to make a market in the securities; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the securities will develop.

         The depositor has been advised by the underwriter that it proposes initially to offer the securities to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a discount not in excess of [ %] of the related denominations. The underwriter may allow and such dealers may reallow a discount not in excess of [ %] of the related denomination to certain other dealers. After the initial public offering, such public offering price may change.

         Proceeds to the depositor are expected to be $____________ from the sale of the notes and $___________ from the sale of the certificates, before deducting expenses payable by the depositor of $___________. In connection with the purchase and sale of the securities, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts, concessions or commissions.

         [The distribution of the securities by the underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The underwriter may effect these transactions by selling the securities to or through dealers, and the dealers may receive from the underwriter compensation in the form of underwriting discounts, concessions or commissions. The difference between the purchase price for the securities paid to the depositor and the proceeds from the sale of the securities realized by the underwriter will constitute underwriting discounts and commissions.]

         The underwriting agreement provides that the [depositor] will indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, or contribute payments the underwriter may be required to make in respect of liabilities, including liabilities under the Securities Act of 1933. [The underwriter is an affiliate of the depositor and seller.]

         [This prospectus supplement and the accompanying prospectus, may be used by Fleet Securities, Inc. or one of its affiliates, in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Fleet Securities, Inc. or one of its affiliates may act as a principal or an agent.]


                                  LEGAL MATTERS

         Certain legal matters with respect to the securities will be passed upon for the depositor by [ ] and for the underwriter by [ ]. [ ] will pass upon certain legal matters on behalf of the seller.


                                     RATING

         It is a condition to issuance that each class of the notes be rated be
rated not lower than _________ by [            ] and _______ by [            ].
It is a condition to issuance that the certificates be rated at least "____" by
[            ] and "____" by [            ]. A securities rating addresses the
likelihood of the receipt by certificateholders and noteholders of distributions on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the certificates and notes. The ratings on the securities do not, however, constitute statements regarding the possibility that certificateholders or noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Code                               37
Collection Period                  20
Credit Line Agreements             17
Eligible Account                   27
Eligible Investments               28
Eligible Substitute HELOC          21
events of default                  30
HELOCs                             13
interest accrual period            25
Plans                              37
Repurchase Price                   21
Similar Law                        37
Substitution Adjustment Amount     21

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         The globally offered [        ] Home Equity Loan Asset-Backed
Certificates, Series _____-__ and the globally offered [        ] Home Equity
Loan Asset-Backed Notes, Series _____-__ (together, the "Global Securities") usually will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in those capacities, and as DTC participants.

         Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior similar issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants.

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser.

         When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN).

         Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or W-8BEN must be filed within 30 days of the change. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI).

         A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN).

         Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and if the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

         Exemption for U.S. Persons (Form W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure.

         The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. Person" means

-    (i) a citizen or resident of the United States,

- (ii) a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

- (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

- (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

- some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                              $____________________

                        [ ] HOME EQUITY LOAN TRUST ____-_

                                     Issuer



                           $_________ HOME EQUITY LOAN
                               ASSET-BACKED NOTES,
                                 SERIES ____-_,


                           $_________ HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES,
                                  SERIES ____-_






                          FLEET HOME EQUITY LOAN, LLC


                                    Depositor





                               FLEET NATIONAL BANK

                               Seller and Servicer

                              _____________________


                              PROSPECTUS SUPPLEMENT

                              [             , ___ ]
                              _____________________



                                  [UNDERWRITER]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED APRIL 30, 2001.


Prospectus Supplement dated ________ __, ____
To Prospectus dated _________ __, ____


                               $________________
                       [ ] HOME EQUITY LOAN TRUST ____-_,
                                    as Issuer
      $_________ Home Equity Loan Asset-Backed Certificates, Series ____-_


Fleet National Bank,                      Fleet Home Equity Loan, LLC,


      as seller and servicer                         as depositor

                        Principal                                Price to        Underwriting         Proceeds to the
  Certificates           Balance         Certificate Rate        Public(1)         Discount            Depositor(2)
                        $                      %                          %                %                   %
Total                   $                                        $                $                   $

(1)  Plus accrued interest, if any, at the certificate rate from _________ ____,
     ______.

(2) Before deducting expenses, payable by the depositor, estimated to be $________.


[The underwriter listed below will offer the certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately [$ ], before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the certificates and the amount it receives from the sale of the certificates to the public.]

REVIEW THE INFORMATION IN RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 OF THE PROSPECTUS.

- For complete information about the certificates read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

          THE  CERTIFICATES

          - the certificates represent beneficial interests in a trust, whose assets are a pool of [adjustable][fixed] rate home equity revolving credit line loans and property relating to those loans

          -    currently have no trading market

          - are obligations of the trust only and are not obligations of the depositor, the seller, the servicer or any of their affiliates

          CREDIT ENHANCEMENT

          - will be provided in the form of [overcollateralization] [letter of credit] [surety bond]


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

[This prospectus supplement and the accompanying prospectus may be used by Fleet Securities, Inc. or one of its affiliates in connection with offers and sales of the certificates in market-making transactions.]

                                  [UNDERWRITER]

____________, 200_

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

         We are not offering the certificates in any state where an offering of the certificates is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


                                                                                                       PAGE
                              PROSPECTUS SUPPLEMENT

Summary..........................................................................................        4
Risk Factors.....................................................................................        8
The [Letter of Credit] [Surety Bond] Issuer......................................................       10
The Fleet National Bank..........................................................................       10
Prepayment and Yield Considerations..............................................................       12
Description of the HELOCs........................................................................       13
Description of the Certificates..................................................................       18
The Transferor...................................................................................       26
The Trustee......................................................................................       27
Use of Proceeds..................................................................................       27
Federal Income Tax Consequences..................................................................       27
ERISA Considerations.............................................................................       27
Legal Investment Considerations..................................................................       28
Underwriting.....................................................................................       29
Legal Matters....................................................................................       29
Rating...........................................................................................       29

                                   PROSPECTUS

Risk Factors.....................................................................................        2
Description of the Securities....................................................................        6
The Trusts.......................................................................................        9
Enhancements.....................................................................................       14
Fleet Home Equity Loan, LLC......................................................................       18
Fleet National Bank..............................................................................       18
Servicing of Loans...............................................................................       27
The Agreements...................................................................................       36
Legal Aspects of Loans...........................................................................       48
Use of Proceeds..................................................................................       62
Federal Income Tax Consequences..................................................................       63
State Tax Considerations.........................................................................       99
ERISA Considerations.............................................................................      100
Legal Investment.................................................................................      106
Ratings..........................................................................................      106
Plan of Distribution.............................................................................      106
Legal Matters....................................................................................      106
Available Information............................................................................      107
Incorporation of Documents by Reference..........................................................      107

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

THE TRUST


     [ ] Home Equity Loan Trust ____-_ will be created pursuant to a [pooling and servicing agreement] among Fleet Home Equity Loan, LLC, as depositor, Fleet National Bank, as seller and servicer, and [trustee]. The trust will issue the certificates on [closing date]. Each certificate represents an undivided interest in the trust. The [seller] will hold the remaining undivided interest in the trust not represented by the certificates.


THE SELLER

     Fleet National Bank
     100 Federal Street
     Boston, Massachusetts 02110

     We refer you to "Fleet National Bank" in the prospectus.

THE SERVICER

     [Fleet National Bank
     100 Federal Street
     Boston, Massachusetts 02110]

     We refer you to "Fleet National Bank" in this prospectus supplement and to "Fleet National Bank_Loan Servicing" and "_Collections" in the prospectus.

THE DEPOSITOR


     Fleet Home Equity Loan, LLC
     100 Federal Street
     Boston, Massachusetts 02110



     We refer you to "Fleet Home Equity Loan, LLC" in the prospectus.


[THE TRANSFEROR

     The transferor, which will initially be [Fleet National Bank] or one of its affiliate, is the holder of the transferor interest.]

THE TRUSTEE

     [                                ]

[THE CERTIFICATE INSURER]

     [                                ]

     We refer you to "The [Letter of Credit][Surety Bond] Issuer."

CUT-OFF DATE

     [Date]

TRUST PROPERTY

     The property of the trust will include:

     - a pool of [adjustable] [fixed] rate home equity loan revolving credit line loans made or to be made in the future under home equity revolving credit line loan agreements, and secured primarily by [second] [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties. We sometimes refer to these credit line loans as mortgage loans or home equity lines of credit.

     -    payments on the mortgage loans received after the cut-off date.

     - any additions to the loan balances of the mortgage loans during the life of the trust.

     -    the [deed of trust][mortgage] related to each mortgage loan.

     - property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

     -    the benefit of the [surety bond][letter of credit].

     - [rights of the depositor under the purchase agreement by which the seller sells the mortgage loans to the depositor. Under some circumstances, if the representations and warranties made by the seller about the mortgage loans are breached, then the seller will be obligated to repurchase those mortgage loans.]

     - benefits under any hazard insurance policies covering the mortgaged properties.

     -    amounts on deposit in certain accounts.

     -    all proceeds form the items above.

THE MORTGAGE LOANS

     On [the closing date], ___________, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on the [cut-off date].

     -    number of mortgage loans: ________

     -    aggregate principal balance: $_________

     -    principal balance range: $__ to $__

     -    average principal balance: $______

     -    loan rate range: ___% to ___%

     -    weighted average loan rate: ____%

     -    credit limit utilization rate range: __% to __%

     -    weighted average credit limit utilization rate: ___%

     -    weighted average combined loan-to-value ratio: ____%


     We refer you to "Fleet National Bank" and "Description of the HELOCs."

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     You will be entitled to receive monthly payments of interest at the certificate rate, and monthly payments of principal during the amortization period. These payments will be funded from a percentage of the payments received with respect to the mortgage loans and possibly from draws on the [letter of credit] [surety bond.]

     The distribution date will be the ____ day of each month or, if that day is not a business day, the next succeeding business day, starting on __________ __, ____.

     We refer you to "Description of the Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

     Payments to you of principal will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, except as described in this prospectus supplement. The transferor interest which represents the remaining undivided interest in the trust is not represented by the certificates.

     On the ______ business day, but no later than the ______ calendar day, of each month, the servicer will calculate, and instruct the trustee regarding the amounts to be paid to you.

     The pool balance is the aggregate amount of the loan balances for the mortgage loans, including the additional balances. The pool balance will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments by borrowers will usually differ on each day. Because the transferor interest represents the interest in the trust not represented by the certificates, the amount of the transferor interest will fluctuate from day to day as draws are made and principal is paid under the mortgage loans.

     [The interest in the loan balances represented by the certificates will never exceed the aggregate certificate principal balance. If, for example, draws by borrowers under the HELOCs causes the aggregate loan balance held by the trust to exceed the aggregate certificate balance, the excess will be part of the transferor interest.]

INTEREST ACCRUAL PERIOD

     Interest for the first distribution date will accrue on the unpaid principal balance of the securities at the applicable rate from the closing date to the first distribution date. After the first distribution date, interest will accrue from and including the preceding distribution date to but excluding the current distribution date. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.]

     We refer you to "Description of the Securities" and "Risk Factors -- Enhancement May Be Insufficient to Cover Losses" in the prospectus.

PAYMENTS OF PRINCIPAL; REVOLVING PERIOD

     You will not be entitled to receive payments of principal during the revolving period. The revolving period is expected to last from the closing date through __________ __, ____. The revolving period will terminate earlier if an early amortization event occurs. In order to maintain the certificate principal balance at $__________ during the revolving period, principal collections allocable to the investor interest will be applied to pay for any additional balances created during the related collection period and any remaining payments of principal will be paid to the transferor rather than the certificateholders. During the revolving period the certificateholders will maintain the same investor interest in the trust. Unless earlier terminated by the occurrence of an early amortization event, the revolving period will end on ___________.

     We refer you to "Description of the Certificates."

PRINCIPAL PAYMENTS; AMORTIZATION PERIOD

     During the amortization period the principal collections allocated to the investor interest will be paid to you and will no longer be applied to pay for additional balances or paid to the transferor. The amortization period will begin on __________ __, ____ or, if prior to that date an early amortization event occurs, ____________. The amortization period will end when the certificate principal balance has been reduced to zero or when the trust terminates. The distributions of principal collections will be made monthly on each distribution date starting on the distribution date in the month following the month in which the amortization period commences.

     Payments to you of principal will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, except as described in the prospectus supplement.

     We refer you to "Description of the Certificates -- Early Amortization Events" for a discussion of the events which might lead to the early commencement of the amortization period.

     On each distribution date you will be entitled to receive an amount equal to the investor percentage multiplied by the principal collections received during the preceding calendar month. On the last day of the revolving period, the trustee will determine the investor percentage. The investor percentage will equal the principal balance of the certificates divided by the outstanding balance of the pool of mortgage loans.

     Allocations based upon the investor percentage during the amortization period may result in distributions of principal in amounts that are greater relative to the declining balance of the certificate principal balance than would be the case if a fixed investor percentage were not used to determine the percentage of principal collections distributed in respect of the investor interest.

     We refer you to "Description of the Certificates -- Payments on Mortgage Loans; Deposits to Collection Account."

FINAL SCHEDULED DISTRIBUTION DATE

     [Certificates]      [Date]

     We expect the actual final distribution date for each certificate will be significantly earlier than its final scheduled distribution date.

TERMINATION OF TRUST

     The trust will terminate on the distribution date following the earlier of
     (i) __________________ and (ii) the final payment or other liquidation of the last mortgage loan in the trust.

CREDIT ENHANCEMENT

     [Letter of Credit] [Surety Bond]

     On the closing date, [enhancer] will issue a [letter of credit] [surety bond] to the trust. In the event that, on any distribution date, amounts on deposit in the collection account with respect to the preceding collection period which are available to be distributed on the certificates are insufficient to provide for the payment of the amount required to be distributed to the holders on that distribution date, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for that distribution date, in an amount equal to the deficiency.

     We refer you to "The [Letter of Credit] [Surety Bond] Issuer" in this prospectus supplement and "Enhancement" in the prospectus.

     [[Letter of Credit] [Surety Bond] Amount

     The amount available under the [letter of credit] [surety bond] for the initial distribution date will be $__________. For each other distribution date, the amount available will equal the lesser of (1) a percentage of the pool balance and (2) an amount based on the original amount available, less amounts previously drawn and plus amounts paid to the [enhancer] as reimbursement.]

OPTIONAL REPURCHASE

     On any distribution date after the certificate principal balance is reduced to an amount less than or equal to $________, [5]% of the initial certificate principal balance, the investor interest will be subject to optional retransfer to the [transferor]. The retransfer price will be equal to the sum of the outstanding certificate principal balance and accrued and unpaid interest thereon at the certificate rate through the day preceding the final distribution date.

     We refer you to "Description of the Certificates -- Optional Termination" in this prospectus supplement and "Description of the Securities -- Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust" and "The Agreements -- Termination" in the prospectus.

REGISTRATION OF CERTIFICATES

     We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

     Beneficial interests in these certificates may be purchased in minimum denominations of [$] and in integral multiples of [$].

     The circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

     We refer you to "Risk Factors_Consequences of Owning Book-Entry Certificates."

[FEDERAL INCOME TAX CONSEQUENCES

     [Tax Counsel] is of the opinion that the certificates are debt of the transferor for federal income tax purposes. The transferor will treat the certificates as indebtedness for federal, state and local income and franchise tax purposes.

     Tax counsel is also of the opinion that the Trust will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

     We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus concerning the application of federal, state and local tax laws.]

ERISA CONSIDERATIONS

     [We suggest that a fiduciary of any employee benefit or other plan or arrangement subject to ERISA or Section 4975 of the Code carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.]

     [The certificates may not be transferred to a fiduciary of any employee benefit or other plan or arrangement subject to ERISA or Section 4975 of the Code.]

     We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

CERTIFICATE RATING

     Before the certificates can be issued, the [trust] must obtain a rating on the certificates of:

                             Rating      Agency
     Class                 [         ] [         ]

     [         ]           [         ] [         ]

     The ratings obtained for the certificates address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of payments to you, such that your actual return could differ substantially from your anticipated return on your investment.

     We refer you to "Rating" and "Risk Factors -- Rating of the Securities Does Not Assure Payment" in the prospectus.

                                  RISK FACTORS


CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

         Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce the liquidity of the certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Limit on Ability to Transfer or Pledge. Since transactions in the certificates can be effected only through DTC, participating organizations, indirect participants and banks, your ability to pledge your certificate to persons or entities that do not participate in the DTC or otherwise to take actions in respect of the certificates, may be limited due to lack of a physical certificate representing the certificates.

         Delays in Distributions. As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your certificates since the distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to "Description of the Certificates -- Book-Entry Certificates."

CASH FLOW LIMITED IN EARLY YEARS OF MORTGAGE LOANS

         During the draw down period under the related credit line agreements, borrowers generally are not required to make monthly payments of principal, although minimum payments will at least equal and may exceed accrued interest. As a result, collections on mortgage loans may vary. As of the cut-off date, the weighted average remaining draw down period by outstanding principal balance is ___ months. ____% of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw down periods for one or two additional five year terms. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you.

LIMITED INFORMATION REGARDING PREPAYMENT HISTORY

         All of the mortgage loans may be prepaid in whole or in part at any time. Home equity loans have been originated in significant volume only during the past few years and neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions which may affect the rate of prepayment.

         We refer you to "Prepayment and Yield Considerations."

SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The servicer may agree to changes in the terms of a mortgage loan, provided that the changes (i) do not adversely affect the interest of the holders, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the mortgage loans.

         In addition, the servicer may, subject to some limitations, increase the credit limit of a mortgage loan, reduce the loan rate of a mortgage loan or, if a lien senior to that of the mortgage loan has been paid or released, consent to the placing of another lien senior to that of the mortgage loan. Increasing the credit limit and consenting to the placing of another lien senior to that of the mortgage loan may increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the risk of owning the mortgage loan. Reducing the loan rate of a mortgage loan will reduce the cash flow available to absorb losses.

         We refer you to "The Servicing Agreement_Modifications to HELOCs" and "_Consent to Senior Liens."

[DELINQUENT MORTGAGE LOANS INCLUDED IN TRUST PROPERTY MAY BE MORE LIKELY TO DEFAULT THAN NON-DELINQUENT MORTGAGE LOANS

         The trust will include mortgage loans which are up to ___ days delinquent. As of the cut-off date, the aggregate loan balance of the delinquent mortgage loans was $__________. [In addition, the mortgage loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from interest collections allocated to the investor interest to cover the realized losses for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero or [the enhancer] defaults, the certificate principal balance will be reduced which, unless otherwise later reimbursed, will result in a loss to you.]

[RECHARACTERIZATION OF CERTIFICATES BY IRS COULD RESULT IN TAX LIABILITY

         In the opinion of special tax counsel to the transferor, the certificates are properly characterized as debt of the transferor for federal income tax purposes. If the IRS were to contend successfully that the certificates were not debt obligations of the transferor for federal income tax purposes, the arrangement among the transferor and the certificateholders might be classified for federal income tax purposes as either a partnership or an association taxable as a corporation that owns the mortgage loans. Any tax liability associated with any recharacterization will be an obligation of the trust and will reduce the amount of money available to pay you and may result in a loss to you. We refer you to "Federal Income Tax Considerations" in the prospectus.]

[RATINGS ON CERTIFICATES BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE [ENHANCER]


         The rating on the certificates depends primarily on the claims paying ability of the [enhancer]. Therefore, a reduction of the rating assigned to the claims-paying ability of the [enhancer] may have a corresponding reduction on the ratings assigned to the certificates. A reduction in the rating assigned to the certificates would reduce the market value of the securities and may affect your ability to sell them. The rating on your certificate addresses credit risk and does not address the likelihood of prepayments.


         We refer you to "Rating."]

[INTEREST PAYABLE ON THE CERTIFICATES AND INTEREST PAYABLE ON THE MORTGAGE LOANS DIFFER

         Interest payable on the mortgage loans may be insufficient to pay interest on the certificates. Interest payable on the certificates will accrue at a [variable] rate [based on LIBOR]. Interest payable on the mortgage loans will accrue at a [variable] rate based on the prime rate plus a designated margin, [or at a fixed rate]. LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. If the spread between LIBOR and the prime rate [or fixed rate] is reduced or eliminated, the interest payable on the certificates also may be reduced. In addition, the weighted average life of the certificates may be affected. If that happens, the value of your certificates may be temporarily or permanently reduced.]

[GEOGRAPHIC CONCENTRATION INCREASES RISK THAT CERTIFICATE YIELDS CAN BE IMPAIRED

         The concentration of the related mortgaged properties in one or more geographic regions may increase the risk of loss to your securities. The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties, by principal balance as of the cut-off date, are located in ______ and ________. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances, such as riots.]

[POSSESSION BY SELLER OF LOAN DOCUMENTS MAY ADVERSELY AFFECT THE SECURITY INTEREST OF THE TRUST

         The seller will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the seller's long-term debt rating is reduced below [describe]. Within 30 days of such reduction in rating, the seller is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the seller.

         In an insolvency proceeding of the seller, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of the seller. If the trust were determined to be a general unsecured creditor of the seller, the mortgages, the mortgage notes and the proceeds from their sale would not be available to make payments on the certificates.]

                   THE [LETTER OF CREDIT] [SURETY BOND] ISSUER


         The following information with respect to _________ ______________ ("___________") has been furnished by _____________.

              [DESCRIPTION OF LETTER OF CREDIT/SURETY BOND ISSUER]


                               FLEET NATIONAL BANK


THE FLEET NATIONAL BANK CONSUMER LOAN GROUP HOME EQUITY PROGRAM

         We refer you to "Fleet National Bank" in the prospectus for information about the seller's origination procedures and underwriting guidelines for the HELOCs.

SERVICING OF THE MORTGAGE LOANS

         At [date], Fleet National Bank (the "Bank") serviced a total portfolio of [ ] home equity lines of credit or "HELOCs", having an aggregate outstanding principal balance of approximately [$ ]. These figures include HELOCs that were originated or acquired by the Bank [and HELOCs that are serviced for third parties on a contractual basis].

         We refer you to "Fleet National Bank" in the prospectus for information with respect to the servicer's procedures and guidelines for the servicing of the HELOCs.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

         The tables below summarize the delinquency, foreclosure and loss experience of HELOCs owned by the Bank. The data includes all HELOCs owned by the Bank, whether originated, purchased or acquired as the result of bank mergers and reflects HELOCs that were originated or underwritten under criteria different from the HELOCs held by the trust. Accordingly, the delinquency and loss figures presented below for [date] represent information for all HELOCs currently owned by the Bank, but may not be representative of the HELOCs included in this trust.

         [The information in the tables below has not been adjusted to eliminate the effect of the unseasoned nature of the HELOC portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of HELOCs serviced for each period would be higher than those shown if a group of HELOCs were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the HELOCs in the Bank's HELOC portfolio will not be fully seasoned and since the terms of most HELOCs will not call for payment of principal in full prior to maturity, the delinquency and loss information for such an isolated group would also be distorted to some degree.]

    DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE BANK'S PORTFOLIO OF HELOCS

                                 As of                                       As of December 31,
                           ----------------                                  ------------------
                           October 31, 2000               1999                     1998                    1997
                           ----------------               ----                     ----                    ----
                          Number       Dollar       Number      Dollar     Number        Dollar         Number       Dollar
                            of         Amount         Of        Amount       Of          Amount           of         Amount
                          Loans        (000)        Loans       (000)       Loans         (000)          Loans        (000)
                          -----        -----        -----       -----       -----         -----          -----        -----
Loans Outstanding(1)     180,578   $4,849,725      119,918   $3,499,995    135,252     $3,264,603      149,237     $3,556,002

Delinquencies as a
  Percentage of Loans
  Outstanding(1)(2)
30-59 days past due          .63%         .80%         .51%         .62%       .66%           .99%         .86%          1.19%
60-89 days past due          .13          .17          .11          .15        .17            .22          .22            .31
 90 days and more
  past due                   .14          .17          .14          .14        .45            .44          .42            .46
                             ---          ---          ---          ---        ---            ---          ---            ---
Total Delinquencies          .90%        1.14%         .76%         .91%      1.28%          1.65%        1.50%          1.96%

Foreclosure(1)(3)            138       $5,180          247      $12,406        283        $15,513          264        $15,460
REO Properties(1)(4)          17         $776           34       $2,146         32         $2,379           37         $2,128

[(1) The "Loans Outstanding", "Delinquencies as a Percentage of Loans Outstanding", "Foreclosure", and "REO Properties" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) "Delinquencies as a Percentage of Loans Outstanding" is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(3) "Foreclosure" data represents the number of HELOCs or the dollar amount of HELOCs in foreclosure.

(4) REO Properties (`real estate owned' properties) are properties relating to HELOCs foreclosed or for which deeds in lieu of foreclosure have been accepted, and held pending disposition.]

                LOSS EXPERIENCE OF THE BANK'S PORTFOLIO OF HELOCS

                                         Ten Months Ended                   For the Year Ended December 31,
                                         ----------------                   -------------------------------
                                         October 31, 2000             1999               1998                 1997
                                         ----------------             ----               ----                 ----
                                          Dollar Amount        Dollar Amount (000)   Dollar Amount        Dollar Amount
                                              (000)                                      (000)                (000)
Average Loans Outstanding(1)(2)           $4,871,926               $3,329,298          $3,410,029          $3,600,573

Gross Losses(1)(3)                            $3,102                   $4,951              $4,028              $9,458

Recoveries(1)(4)                              $1,316                   $1,232                $960              $1,472
                                              ------                   ------                ----              ------

Net Losses(1)(5)                              $1,786                   $3,719              $3,068              $7,986
                                              ======                   ======              ======              ======

Net Losses as a Percentage of                    .04%                     .11%                .09%                .22%
Average Loans Outstanding

[(1) The "Average Loans Outstanding", "Gross Losses", "Recoveries", and "Net Losses as a Percentage of Average Loans Outstanding" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) "Average Loans Outstanding" during the period is the arithmetic average of the principal balances of the HELOCs outstanding on the last business day of each month during the period.

(3) "Gross Losses" are amounts which have been determined to be uncollectible relating to HELOCs for each respective period.

(4) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(5)      "Net Losses" represents "Gross Losses" minus "Recoveries".]


                       PREPAYMENT AND YIELD CONSIDERATIONS


         The pooling and servicing agreement provides that the certificateholders will not receive payments of principal until the distribution date on ___________, the first distribution date after the first Collection Period (as defined below) following the end of the revolving period or, if earlier, the distribution date in the month after the first Collection Period of an Early Amortization Event (as defined below). During the amortization period, certificateholders will be entitled to receive on each distribution date the investor percentage of the principal collections received in the preceding Collection Period until the certificate principal balance is reduced to zero. Allocations of principal collections based on the investor percentage, which is fixed for the amortization period to equal the percentage derived from dividing the outstanding Certificate Principal Balance by the aggregate outstanding pool balance, in each case at the end of the revolving period, may result in distributions of principal to the certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining Certificate Principal Balance bears to the outstanding pool balance.

         As described in this prospectus supplement, the actual maturity of the certificates will depend in part on the receipt of principal on the HELOCs or the amounts realized on liquidation on defaulted HELOCs, which will result in principal payments on the certificates. All of the HELOCs may be prepaid in full or in part at any time. [Any HELOC originated in ________, __________ or ________ is subject to an early termination fee if it is prepaid in full within the first three years of its origination date.] The early termination fee [is $____][may vary]. [The Bank is not aware of any statistics available on whether early termination fees actually discourage prepayment.]

         The Bank is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, HELOCs are not viewed by mortgagors as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductability of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

         In addition, the trust's prepayment experience and the rate at which the certificates amortize will be affected by any repurchases of HELOCs by the servicer pursuant to the sale and servicing agreement. Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

         Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the securities in respect of principal.

         No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                            DESCRIPTION OF THE HELOCS


GENERAL

         The HELOCs in the trust were originated under loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. [All] of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards described under "Fleet National Bank" in the prospectus.

         The pool of HELOCs consists of approximately [ ] HELOCs with an aggregate cut-off date pool balance of $___________. As of the cut-off date, each HELOC had a loan rate of at least ____% per annum. The average cut-off date principal balance was $_______, the minimum cut-off date principal balance was zero, the maximum cut-off date principal balance was $_________, the minimum loan rate and the maximum loan rate on the cut-off date were ____% and ____% per annum, respectively, and the weighted average loan rate on the cut-off date was ____% per annum. As of the cut-off date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the cut-off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined loan-to-value ratio of the HELOCs was ____% as of the cut-off date and the weighted average junior mortgage ratio was approximately __%.

         Approximately __% of the HELOCs were secured by a first mortgage on the related mortgaged property and __% of the HELOCs were secured by junior liens. No HELOC had a combined loan-to-value ratio greater than __%.

         As of the cut-off date, no HELOC was delinquent ___ days or more.

HELOC POOL STATISTICS

         The depositor has compiled the following additional information as of the cut-off date with respect to the HELOCs to be included in the trust.

                              [Tabular Information]


HELOC TERMS

         The general terms of the HELOCs are described under "Fleet National Bank CLG Home Equity Lines of Credit" in the prospectus.

         [A borrower may make a draw under the HELOC, from time to time, by using special checks or other means provided to the borrower. Each draw will be at least $250, or if the remaining available balance under the credit limit is less than $250, then up to the credit limit. The draws will be funded by the [seller].]

         [Minimum monthly payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize the HELOC during the draw period. Borrowers may exceed their monthly payment without penalty and the excess funds will be deposited into an account and used towards the minimum monthly payment for the following period. Other fees, including the annual membership fees and late payment charges, may vary by state.]

         [The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

         - the borrower fails to make any required payment by the due date;

         - the total outstanding principal balance including all charges payable exceeds the credit limit;

         - the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

         -        the borrower dies or becomes incompetent;

         -        the borrower becomes bankrupt or insolvent;

         - the borrower becomes subject to any judgment, lien, attachment or execution is issued against the mortgaged property;

         - the borrower fails to obtain and maintain required property insurance; or

         - the borrower sells or transfers the mortgaged property or does not maintain the property.

         In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if:

         - the value of the mortgaged property decreases for any reason to less than a specified percentage of the original appraised value;

         -        the borrower is in default under the HELOC;

         -        government action impairs the originator's lien priority; or

         - a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

         The credit limits may also be increased upon completion of a satisfactory underwriting review.

         The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The payment due dates for the HELOCs vary throughout the month.

         Interest accrued each month with respect to each HELOC adjusts based on the index which is the prime rate published in The Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. The weighted average gross margin for the HELOCs as of the cut-off date was [__%]. All of the HELOCs are subject to a maximum loan rate specified in the Credit Line Agreements. No HELOC is subject to a minimum loan rate or a periodic loan rate cap or floor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [With respect to each Collection Period, other than the first Collection Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs, the servicing fee, will be paid from interest collections in respect of the HELOCs and will be equal to ____% per annum, the servicing fee rate, multiplied the sum of the outstanding principal balance of each HELOC as of the first day of each Collection Period. [The servicing fee will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year.] With respect to the first Collection Period, the servicer will receive from interest collections in respect of the HELOCs ______ of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         With respect to each distribution date, the "Collection Period" is the prior calendar month.

         The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted HELOCs and in connection with the restoration of mortgaged properties related to defaulted HELOCs. The servicer's right of reimbursement is senior to the rights of holders of the certificates to receive any related liquidation proceeds.]

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the certificates, the [seller] will transfer to the trust all of its right, title and interest in and to each HELOC, including any additional balances arising in the future conveyed by it to the trust. The [seller] will also transfer all principal including net liquidation proceeds, interest received on or with respect to each HELOC subsequent to the closing date but not including amounts received in respect of taxes, insurance premiums, assessments and similar items, as provided in the pooling and servicing agreement. Investor percentage of interest collections on the HELOCs during the period from the cut-off date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest to certificateholders on the first distribution date and to pay the investor percentage of the servicing fee. The trustee, concurrently with this transfer, will deliver the certificates and the transferor interest to the transferor. Each HELOC under which a mortgage loan assigned to the trust was generated will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.

         [The pooling and servicing agreement will require within 30 days of a reduction in the rating of the seller's [debt] below [ ] that the seller deliver to the trustee the HELOCs endorsed in blank and the related documents. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of original mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

         Under the terms of the pooling and servicing agreement, at the same time that the HELOCs are required to be delivered after a reduction in the seller's debt rating, the seller will be required to prepare and record assignments of the mortgages related to each HELOC in favor of the trustee, unless opinions of counsel satisfactory to the rating agencies [and the [letter of credit][surety bond] issuer] are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trust in the HELOCs.

         Within [ ] days of the date on which the HELOCs are delivered, the trustee will review the HELOCs and the related documents and if any HELOC or related document is found to be defective in any material respect and the defect is not cured within [ ] days following notification of the defect to the seller and the depositor by the trustee, the seller will be obligated to [repurchase the HELOC and to deposit the Repurchase Price (as defined below) into the collection account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the trustee or the holders.

         With respect to any HELOC, the "Repurchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase.]

         [An "Eligible Substitute HELOC" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution:

         (i) have a principal balance, or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance, not [ ]% more and not [ ]% less than the principal balance relating to the defective HELOC;

         (ii) have a loan rate not less than the loan rate of the defective HELOC and not more than [ ]% in excess of the loan rate of the defective HELOC;

         (iii) have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as that of the defective HELOC;

         (iv) have a margin that is not less than the margin of the defective HELOC and not more than [ ] basis points higher than the margin for the defective HELOC;

         (v) have a mortgage of the same or higher level of priority as the mortgage relating to the defective HELOC;

         (vi) have a remaining term to maturity not more than [ ] months earlier and not later than the remaining term to maturity of the defective HELOC;

         (vii) comply with each representation and warranty as to the HELOCs set forth in the sale and servicing agreement, deemed to be made as of the date of substitution; and

         (viii) satisfy other conditions specified in the sale and servicing agreement.

To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amount").]

         [The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the seller, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; and
(2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of [ ] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [ ]-day period, the seller will be obligated to repurchase or substitute the defective HELOC from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective HELOCs will apply to the retransfer of a HELOC that is required to be repurchased or substituted because of a breach of a representation or warranty in the purchase agreement that materially and adversely affects the interests of the holders.]

MODIFICATIONS TO CREDIT LINE AGREEMENTS

         Subject to applicable law, the servicer may change the terms of the HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the loan rate of a HELOC. Changes to the terms of a HELOC may be agreed to by the servicer if the servicer has determined that such changes are necessary, provided that such changes will not have a material adverse effect on the interest of the certificateholders.

[CONSENT TO SENIOR LIENS


         The servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property, provided that (a) (i) the mortgage relating to the HELOC was in a first lien position as of the cut-off date and (ii) such action is consistent with prudent commercial practice; (b) the mortgage relating to the HELOC succeeded to a first or second lien position after the related HELOC was conveyed to the trust and, immediately following the placement of such senior lien, the mortgage relating to the HELOC is in a second or third lien position and the outstanding principal amount of the mortgage loan secured by such senior lien and the rate at which interest accrues thereon are no greater than those of the senior mortgage loan secured by the mortgaged property as of the date the related HELOC was conveyed to the trust; (c) the mortgage relating to the HELOC was in a second or third lien position as of the cut-off date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan immediately following such refinancing and the interest rate on the replacement first or second mortgage loan are not greater than that of the existing first or second mortgage loan at the date of such refinancing; or (d) the mortgage relating to the HELOC was in a second or third lien position as of the cut-off date, the new senior lien secures a mortgage loan that refinances an existing first or second mortgage loan and the then current combined loan-to-value ratio of the senior liens and the mortgage does not exceed such ratio as of the date such HELOC was originated and the ratio of the mortgage to the mortgage plus all senior liens immediately following such refinancing is at least equal to such ratio as of the cut-off date such HELOC was originated.]


[TRANSFERS OF ELIGIBLE ADDITIONAL MORTGAGE LOANS TO THE TRUST

         If, for each of [five] consecutive business days during the revolving period, the transferor interest for each day is less than [ ]% of the pool balance, then not later than the first business day of the calendar month beginning at least ten business days after the fifth business day, the seller will be obligated to transfer Eligible Additional Mortgage Loans (as defined below) to the trust.

         The transferor is only obligated to transfer Eligible Additional Mortgage Loans to the extent available in the [transferor's] portfolio, which may be generated under home equity credit lines in any billing cycle, so that, after giving effect to the transfer, the transferor interest will equal at least [ ]% of the pool balance on that date. [An "Eligible Additional Mortgage Loan" is a home equity loan that was originated under a HELOC that, as of the notice date by the transferor to the trustee, the servicer and the [letter of credit] [surety bond] issuer of its transfer to the trust, complies with the representations and warranties described under "Assignment of Mortgage Loans" above.] The transferor must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the trust:

         - the pool balance, after giving effect to the transfer, will not exceed $___________;

         - if the pooling and servicing agreement required the delivery of mortgage files, then the mortgage files for the Eligible Additional Mortgage Loans shall have been delivered to the trustee or a custodian on its behalf; and

         - the transferor shall have given notice of the proposed transfer to the rating agency and the rating agency has not notified the transferor in writing prior to the transfer date that the transfer will result in a reduction or withdrawal of its then-current rating for the certificates.

         [In addition, the transferor may, at its election, transfer Eligible Additional Mortgage Loans subject to satisfaction of the conditions described above.]

[OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         Subject to the conditions specified in the pooling and servicing agreement, the transferor may, at its option, require the retransfer of one or more HELOCs which may have been generated under a HELOC in any billing cycle from the trust to it on the last day of any Collection Period. The pool balance after giving effect to the retransfer must not be less than the pool balance on the closing date. The retransfer will be required to satisfy the following conditions, among others:

         - no Early Amortization Event shall have occurred, and the transferor shall reasonably believe that the retransfer will not cause an Early Amortization Event to occur;

         - as of the fifth business day prior to the proposed transfer, not more than [10]%, based on the pool balance, of the HELOCs after giving effect to the proposed transfer are delinquent more than 30 days and the weighted average delinquency of all of the HELOCs before and after giving effect to the proposed transfer is not more than 60 days;

         - the transferor shall have represented that no selection procedures reasonably believed by the transferor to be adverse to the interests of the certificateholders or the [letter of credit] [surety bond] issuer were used to select the HELOCs to be removed;

         - the transferor shall have received evidence satisfactory to it that the reassignment will not, as of the date of reassignment, prevent the transfer of the HELOCs, including any additional balances, to the trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that the reassignment will, as of the date of reassignment, prevent the transfer from being recognized as a sale for regulatory purposes; and

         - each rating agency shall have been notified of the proposed retransfer and prior to the date of retransfer has not notified the transferor in writing that the retransfer would result in a reduction or withdrawal of its then-current rating of the certificates.]


                         DESCRIPTION OF THE CERTIFICATES


         The certificates will be issued in accordance with the pooling and servicing agreement. The following summaries describe all of the material provisions of the pooling and servicing agreement.

GENERAL

         The certificates will be issued in denominations of [$ ] and in integral multiples of [$ ] and will evidence specified undivided interests in the trust. [Physical certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See " -- Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.]

         The outstanding principal amount of the certificates (the "Certificate Principal Balance") will be equal to the initial principal amount of the certificates, minus the amount of principal payments paid to the certificateholders, and minus the amount of any Certificate Loss Amounts which have not been reimbursed. See " -- Distributions on the Certificates" below. Each certificate represents the right to receive payments of interest at the certificate rate and payments of principal during the amortization period funded from interest collections and principal collections, respectively, allocated to the investor interest and draws on the [letter of credit] [surety bond].

         The transferor will own the interest not represented by the certificates. The transferor interest will represent an undivided interest in the trust, including the right to receive the transferor percentage of interest collections and principal collections. The initial amount of the transferor interest was determined, among other factors, to be able to absorb reductions in the aggregate amount of loan balances in the trust without causing an Early Amortization Event, which would result in the early commencement of the amortization period. There can be no assurance that the transferor interest will be sufficient for this purpose.

         During the revolving period, the Certificate Principal Balance usually will remain constant. See " -- Distributions on the Certificates" below. The pool balance, however, will vary each day as principal is paid on the HELOCs, liquidation losses are incurred, additional balances are drawn down by borrowers under the HELOCs, mortgage loans are transferred or retransferred to the seller or servicer or Eligible Additional Mortgage Loans are transferred to the trust. Consequently, the amount of the transferor interest will fluctuate each day to reflect the changes in the pool balance. During the amortization period, the certificate principal balance will decline as the investor percentage of principal collections is distributed to the certificateholders.

[BOOK-ENTRY CERTIFICATES

         The certificates will be in book-entry form. Persons acquiring beneficial ownership interests in the certificates, or beneficial owners, will hold their certificates through DTC if they are participants of those systems, or indirectly through organizations which are participants in those systems.

         The book-entry certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The Depository Trust Company, "DTC", is a New York chartered limited purpose trust company. DTC was created for the purpose of holding securities for its participants and facilitating the clearance and settlement of securities transactions through electronic book-entry notations.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry certificate will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC.

         Payments on the certificates and transfers of the certificates take place through book-entry notations. The trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry certificates may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Transfers of the certificates are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants will occur in accordance with the rules and operating procedures of the depository.

         Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry certificates. DTC may take actions, at the direction of its participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue and authenticate definitive securities, and the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, it is under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.]

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The servicer will follow the collection procedures with respect to the HELOCs as it follows from time to time with respect to HELOCs in its servicing portfolio comparable to the HELOCs. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" in the prospectus.

         [The servicer will establish and maintain a separate collection account in the name of the trustee for the benefit of the certificateholders and the [letter of credit] [surety bond] issuer. See "Servicing of

Loans -- Deposits to and Withdrawals from the Collection Account" in the prospectus. [The collection account will be established initially with the trust department of the trustee.] Funds in the collection account may be invested in Eligible Investments typically maturing not later than the business day preceding the next distribution date. Eligible Investments consist of investments acceptable to each rating agency for a structured transaction having the rating initially assigned to the certificates. All net income and gain realized from these investments will be paid to the servicer.]

         [Investor Percentage and Transferor Percentage.

         In accordance with the pooling and servicing agreement, the servicer will allocate between the investor interest and the transferor interest all amounts including any net liquidation proceeds collected under the HELOCs on account of principal and the liquidation loss amount of the unrecovered loan balance of any defaulted HELOC at the end of the Collection Period in which the defaulted HELOC became a defaulted HELOC. A "defaulted HELOC" is a HELOC that has been written off as uncollectible by the servicer. The Collection Period for a distribution date is the calendar month preceding that distribution date or, in the case of the first distribution date, the period from the cut-off date through the last day of the calendar month preceding the month in which that distribution date occurs. The servicer will make each allocation by reference to the investor percentage and the transferor percentage applicable in each case during a collection period.

         For convenience, this prospectus supplement refers to the investor percentage with respect to interest collections, principal collections and liquidation loss amounts as if the investor percentage were the same percentage at all times in each case. The investor percentage may be a different percentage for each collection period, and will vary primarily as a result of changes in the pool balance.

         The investor percentage will be calculated as follows:

                  Interest Collections and Liquidation Loss Amounts.

                  When used with respect to interest collections and liquidation loss amounts at any time, and principal collections during the revolving period, investor percentage means the percentage equivalent of a fraction the numerator of which is the Certificate Principal Balance and the denominator of which is the outstanding pool balance, in each case as of the end of the immediately preceding collection period, or, in the case of the first collection period, as of the closing date.

                  When used with respect to principal collections during the amortization period, investor percentage means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the pool balance, in each case as of the end of the revolving period.

                  The transferor percentage will, in all cases, be equal to 100% minus the applicable investor percentage.

         As a result of the calculation described above, interest collections in each collection period will be allocated to the certificateholders based on the relationship of the Certificate Principal Balance to the outstanding pool balance, which may fluctuate from month to month. During the amortization period the amount of principal collections allocated to the investor interest will be determined by reference to a fixed percentage which will be equal to the investor percentage with respect to principal collections on the last day of the revolving period.

         Deposits in the Collection Account and Payments to the Transferor.

         [On the closing date, the servicer will deposit in the collection account funds in the amount of the investor percentage of interest collections on the HELOCs received during the period from the cut-off date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest on the certificates and the investor percentage of the servicing fee to be distributed on the initial distribution date. On and after the closing date, the servicer will, subject to the following paragraph, deposit on a daily basis upon receipt:

         - the investor percentage of interest collections during each collection period in the revolving period and

         - the investor percentage of all interest collections and principal collections during each collection period in the amortization period.

         The servicer will pay to the transferor within [two] business days of its receipt:

         - during each collection period in the revolving period, the transferor percentage of all interest collections and, if the transferor interest after giving effect to any transfers of additional balances or Eligible Additional Mortgage Loans to the trust on that day is equal to or greater than zero, the transferor percentage of all principal collections and the investor percentage of all principal collections and

         - during each collection period in the amortization period, the transferor percentage of interest collections and, if the transferor interest, after giving effect to any transfers of additional balances or Eligible Additional Mortgage Loans to the trust on that day, is greater than zero, the transferor percentage of all principal collections.]

         The trustee will establish and maintain a separate distribution account. On the business day preceding each distribution date the servicer will transfer amounts in the collection account for distribution to certificateholders to the distribution account.

         The trustee will deposit in the distribution account any amounts drawn on the [letter of credit] [surety bond] as described below.

         Any unallocated principal collections will be deposited and retained in the collection account for payment to the transferor, during the revolving period, if and when the transferor interest is greater than zero and, during the amortization period, to the certificateholder.]

DISTRIBUTIONS ON THE CERTIFICATES

         Beginning with the distribution date occurring on ____________, distributions on the certificates will be made by the trustee out of amounts on deposit in the distribution account on each distribution date to the persons in whose names the certificates are registered at the close of business on the [day prior to each distribution date] (the "Record Date"). Distributions will be made:

         - in immediately available funds to holders of certificates, the aggregate principal balance of which is at least $______________, by wire transfer or to the account of the certificateholder at a domestic bank or other entity having appropriate facilities, if the certificateholder has notified the trustee in accordance with the pooling and servicing agreement, or

         - by check mailed to the address of the person entitled as it appears on the certificate register maintained by the trustee as certificate registrar.

         However, the final distribution in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution.

         As described in this prospectus supplement, the distribution amount is calculated on the ______ business day, but no later than the _____ calendar day of the month in which the related distribution date occurs (the "Determination Date").

         Distributions of Interest Collections and Required Amounts.

         On each distribution date, the trustee will pay the following amounts in the following order of priority to the following persons from the investor percentage of all interest collections collected during the related collection period, together with the insured amounts, if any, drawn on the [letter of credit] [surety bond] for that distribution date.

         (1) [to the certificateholders, interest at the certificate rate for the interest period preceding the distribution date on the certificate principal balance outstanding immediately prior to the distribution date;

         (2) to the certificateholders, any interest on the certificates accrued in accordance with clause (1) that has not been previously distributed to certificateholders plus, to the extent legally permissible, interest thereon at the certificate rate applicable from time to time (an "Unpaid Interest Shortfall");

         (3) to the servicer, the investor percentage of the servicing fee for the related interest period and all the accrued and unpaid fees for previous interest periods;

         (4) to the [letter of credit][surety bond] issuer for the portion of the premium for the [letter of credit][surety bond] for the related interest period;

         (5) if the distribution date is in the revolving period, to the transferor, the investor percentage of the aggregate of all liquidation loss amounts incurred in the preceding collection period; provided that the transferor interest, after giving effect to any transfers of additional balances and Eligible Additional Mortgage Loans on that date and to the distribution of the liquidation loss amount is equal to or greater than zero;

         (6) if the distribution date is in the amortization period, to the certificateholders, the investor percentage of the aggregate of all liquidation loss amounts incurred in the preceding collection period;

         (7) to the [letter of credit][surety bond] issuer as reimbursement for prior draws made under the [letter of credit][surety bond] (with interest thereon);

         (8) to the certificateholders, the aggregate of the amounts allocable in clause (5) that were not previously distributed in that clause (each, a "Certificate Loss Amount"); and

         (9) to the certificateholders, accrued and unpaid interest on each unreimbursed Certificate Loss Amount -- the interest being calculated at the certificate rate for each interest period during which the unreimbursed amount was outstanding.]

         Any amounts remaining in the collection account that were allocated to the certificateholders and were collected during or with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [letter of credit] [surety bond] issuer.

         A Certificate Loss Amount represents a loss of principal in respect of defaulted HELOCs allocable to the investor interest and will arise when the investor percentage of interest collections and the insured amounts are not sufficient to cover that loss, in accordance with the priority of distributions described above. As described under "General" above, any Certificate Loss Amounts which have not been reimbursed will reduce the certificate principal balance.

         The insured amount for each distribution date will be the lesser of

         -        the [Letter of Credit] [Surety Bond] Amount and

         - the amount, if any, by which (a) the full amount distributable on the distribution date in clauses (1) through (7) above exceeds (b) the investor percentage of the interest collections for the related collection period. The insured amounts will be drawn on the [letter of credit] [surety bond].

         Distributions of Principal.

         On each distribution date after the first collection period in the amortization period, the trustee will distribute to the certificateholders the investor percentage of principal collections received in the preceding collection period. In addition, the trustee will distribute to the certificateholders on any distribution date during the amortization period any retransfer deposit amount, or draws on the [letter of credit] [surety bond], received in the preceding collection period and any unallocated principal collections then on deposit in the distribution amount. The aggregate distributions of principal to the certificateholders will not exceed the initial Certificate Principal Balance.

         [Calculation of Certificate Rate.

         With respect to the initial distribution date, the certificate rate will be as set forth on the cover page. After that date, on each distribution date, the certificate rate will be equal to LIBOR as of the second London Business Day prior to the immediately preceding Distribution Date plus 0.___% per annum. However, if the certificate rate calculated as described in the preceding sentence for any distribution date is greater than the weighted average of the net loan rates for the HELOCs for the preceding collection period, the certificate rate for that distribution date will be equal to the weighted average of the net loan rates. The net loan rate for a HELOC is its loan rate less the servicing fee rate [and the premium rate]. Interest payable on any distribution date will accrue on the certificates from the preceding distribution date, or, in the case of the first distribution date, from the closing date, through the day preceding that distribution date (an "interest period"). All calculations of interest accrued on the certificates will be made on the basis of the actual number of days in an interest period and a year assumed to consist of 360 days.

         The term "Certificate Principal Balance" means (1) the original principal amount of the certificates less (2) all amounts previously distributed to certificateholders under " -- Distributions of Principal" above, less (3) the aggregate of all unreimbursed Certificate Loss Amounts.

         Calculation of LIBOR.

         "LIBOR" with respect to any Distribution Date will be determined by the trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month commencing on the second London Business Day prior to the previous distribution date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London Time, on the date of calculation. If at least two offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth of a percent, of the offered rates. If fewer than two quotations appear, LIBOR with respect to that distribution date will be determined at approximately 11:00 A.M., London time, on the determination date on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time. The trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth of a percent, of the quotations. If fewer than two quotations are provided, LIBOR with respect to that distribution date will be the arithmetic mean, rounded upwards as described above, of the rates quoted at approximately 11:00 A.M., New York City time, on the determination date by three major banks in New York, New York selected by the trustee for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the transferor are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

         For purposes of calculating LIBOR, a "London Business Day" will be any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or another page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

THE [LETTER OF CREDIT] [SURETY BOND]

         On the closing date, the [letter of credit] [surety bond] issuer will issue the [letter of credit] [surety bond] in favor of the trustee on behalf of the trust to support payments on the certificates. On each Determination Date, the servicer will determine the amounts required to be drawn on the [letter of credit] [surety bond], up to the [letter of credit] [surety bond] amount, on the related distribution date. On each distribution date, any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made as described above, will be distributed to the [letter of credit] [surety bond] issuer. See "Distributions on Certificates" above.

         The amount available under the [letter of credit] [surety bond] amount
for the initial distribution date will be $   . For each distribution date after
that date, the [letter of credit] [surety bond] amount will equal the lesser of
(i) __% of the pool balance as of the first day of the preceding collection period, after giving effect to any amounts distributed with respect to principal of the HELOCs on the distribution date occurring in the preceding collection period, and (ii) the [letter of credit] [surety bond] amount as of the first day of the preceding collection period, minus any amounts drawn under the [letter of credit] [surety bond] during the preceding collection period, plus any amounts paid to the [letter of credit] [surety bond] issuer on the distribution date occurring in the preceding collection period up to the amount of any previous draws on the [letter of credit] [surety bond].

EARLY AMORTIZATION EVENTS

         As described above, the revolving period will continue until the close of business on the last day of __________ unless an Early Amortization Event occurs prior to that day. The term "Early Amortization Event" refers to any of the following events:

         [(a)     failure on the part of the servicer or the transferor:

                  (1) to make any payment or deposit on the date required under the pooling and servicing agreement within five business days after the payment or deposit is required to be made;

                  (2) to observe or perform in any material respect particular covenants of the servicer or the transferor; or

                  (3) to observe or perform in any material respect any other covenants or agreements of the servicer or the transferor set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of the certificateholders and which, in the case of clause
                           (3), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders for that period;

         (b) any representation or warranty made by the servicer or the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the certificateholders are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the certificateholders for that period; provided, however, that an Early Amortization Event shall not be deemed to occur if the transferor has accepted retransfer of the related HELOC or all the HELOCs, if applicable, during this period, or a longer period, not to exceed an additional 60 days, as the trustee may specify, in accordance with the provisions of the pooling and servicing agreement;

         (c) the trust becomes subject to registration as an investment company under the Investment Company Act of 1940;

         (d) if the transferor fails to transfer to the trust Eligible Additional Mortgage Loans by the time it is required to do so;

         (e) an event of default under the trust agreement (as described in the prospectus under "The Agreements -- Events of Default") occurs;

         (f) the [letter of credit] [surety bond] amount is less than [ ]% of the certificate principal balance; or

         (g) if the average of the investor percentage of interest collections for any three consecutive collection periods is less than the amounts to be distributed to certificateholders as set forth in subsections (1) through (7) under "Distributions on the Certificates -- Distributions of Interest Collections and Required Amounts" above for the three distribution dates relating to the collection periods.]

         [In the case of any event described in clauses (a) or (b), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in the clauses, either the trustee or holders of certificates evidencing percentage interests aggregating more than 51% or the [letter of credit] [surety bond] issuer, but only if the [letter of credit] [surety bond] is outstanding or the [letter of credit] [surety bond] issuer has not been fully reimbursed for all amounts paid to the trust by the [letter of credit] [surety bond] issuer), by written notice to the transferor and the servicer, and to the trustee if given by the certificateholders or the [letter of credit] [surety bond] issuer, declare that an Early Amortization Event has occurred as of the date of the notice. In the case of any event described in clauses (c), (d), (e) or (f), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee or the certificateholders or the [letter of credit] [surety bond] Issuer immediately upon the occurrence of the event. On the date on which an Early Amortization Event is deemed to have occurred, the amortization period will commence and distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Early Amortization Date occurs. If, because of the occurrence of an Early Amortization Event, the amortization period begins earlier than ____________, the date on which the amortization period is scheduled to commence, certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the pooling and servicing agreement, which may shorten the final maturity of the certificates.]

TERMINATION OF TRUST

         The trust will terminate on the distribution date following the earlier of (i) __________________ and (ii) the final payment or other liquidation of the last HELOC in the trust.

OPTIONAL REPURCHASE

         The transferor may effect a retransfer of the certificateholders' interest in each HELOC, and all property acquired in respect of any HELOC, remaining in the trust for an amount equal to the sum of the certificate principal balance plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date if the Certificate Principal Balance immediately prior to the final distribution date is less than or equal to [ ]% of the original Certificate Principal Balance. The purchase price will be distributed to the certificateholders in lieu of the amount that would otherwise be distributed if the options were not exercised, which will be applied as provided in the pooling and servicing agreement.


                                 THE TRANSFEROR


         The transferor is the holder of the transferor interest and will initially be [Fleet National Bank] or one of its affiliates.

                                   THE TRUSTEE


         [    ] is the trustee under the pooling and servicing agreement. The
mailing address of the trustee is [    ], Attention: Corporate Trust
Administration.


                                 USE OF PROCEEDS


         The net proceeds from the sale of the certificates, which are expected to be $______________, will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.


                         FEDERAL INCOME TAX CONSEQUENCES


         In the opinion of [          ], special tax counsel to the trust, for
federal income tax purposes, the certificates will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. The trust and each certificateholder will agree to treat the certificates as indebtedness for federal income tax purposes. Alternative characterizations of the trust and the certificates are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the certificates will not be issued with original issue discount. The prepayment assumption to be used for calculating the accrual of original issue discount and market discount and amortization of bond premium will be [ ]. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.


                              ERISA CONSIDERATIONS


         Section 406 of the Employee Retirement Income Security Act of 1974 and
Section 4975 of the Internal Revenue Code of 1986 (the "Code") prohibit a pension, profit sharing or other employee benefit or other plan, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain types of transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements (those plans subject to ERISA, Section 4975, or Similar Law referred to as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

         ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Plan for purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.

         [Furthermore, the trust does not contain only assets to which the Exemption, described in "ERISA Considerations" in the prospectus, applies.

         As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives

         - a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed "plan assets" for purposes of ERISA, or

         - an opinion of counsel in form and substance satisfactory to the trustee and the transferor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the certificate administrator or the transferor to any obligation in addition to those undertaken in the trust agreement.]

         [It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

         The rating of a certificate may change. If the rating of a certificate declines below BBB- or Baa3, the certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

         We suggest that prospective Plan investors consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]


                         LEGAL INVESTMENT CONSIDERATIONS


         The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them. The depositor makes no representation as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to [ ], the underwriter, and the underwriter has agreed to purchase from the depositor, the certificates. The underwriter is obligated to purchase all the certificates if any are purchased. The depositor has been advised by the underwriter that it presently intends to make a market in the certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the certificates will develop.

         The depositor has been advised by the underwriter that it proposes initially to offer the certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a discount not in excess of [ %] of the certificate denomination. The underwriter may allow and such dealers may reallow a discount not in excess of [ %] of the certificate denomination to certain other dealers. After the initial public offering, such public offering price may change.

         Proceeds to the depositor are expected to be $____________ from the sale of the certificates, before deducting expenses payable by the depositor of $___________. In connection with the purchase and sale of the certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts, concessions or commissions.

         [The distribution of the certificates by the underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The underwriter may effect these transactions by selling the certificates to or through dealers, and the dealers may receive from the underwriter compensation in the form of underwriting discounts, concessions or commissions. The difference between the purchase price for the certificates paid to the depositor and the proceeds from the sale of the certificates realized by the underwriter will constitute underwriting discounts and commissions.]

         The underwriting agreement provides that the [depositor] will indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, or contribute payments the underwriter may be required to make in respect of liabilities, including liabilities under the Securities Act of 1933. [The underwriter is an affiliate of the depositor and seller.]

         [This prospectus supplement and the accompanying prospectus, may be used by Fleet Securities, Inc. or one of its affiliates, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these transactions, Fleet Securities, Inc. or one of its affiliates may act as a principal or an agent.]


                                  LEGAL MATTERS


         Certain legal matters with respect to the certificates will be passed upon for the depositor by [ ] and for the underwriter by [ ]. [ ] will pass upon certain legal matters on behalf of the seller.


                                     RATING


         It is a condition to issuance that the certificates be rated at least "____" by [ ] and "____" by [ ]. A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the possibility that certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


Certificate Loss Amount............................     30
Certificate Principal Balance......................     31
Code...............................................     35
Collection Period..................................     20
Credit Line Agreements.............................     17
defaulted HELOC....................................     27
Early Amortization Event...........................     33
Eligible Mortgage Loan.............................     23
Eligible Substitute HELOC..........................     21
HELOCs.............................................     14
Investor Percentage................................     28
LIBOR..............................................     32
London Business Day................................     32
Plans..............................................     36
Record Date........................................     29
Repurchase Price...................................     21
Similar Law........................................     36
Substitution Adjustment Amount.....................     22
Unpaid Interest Shortfall..........................     30

                                   $__________



                                 [ ] HOME EQUITY
                               LOAN TRUST ____-_,
                                    AS ISSUER





                           $_________ HOME EQUITY LOAN
                            ASSET-BACKED CERTIFICATES
                                  SERIES ____-_






                          FLEET HOME EQUITY LOAN, LLC


                                    DEPOSITOR



                               FLEET NATIONAL BANK

                               SELLER AND SERVICER




                              PROSPECTUS SUPPLEMENT

                             [ _____________, ___ ]




                                  [UNDERWRITER]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



Subject to completion, dated April 30, 2001.


Prospectus


                                     [LOGO]



                          FLEET HOME EQUITY LOAN, LLC
                            Asset-Backed Certificates
                               Asset-Backed Notes
                               Issuable in series



Fleet Home Equity Loan, LLC, as the depositor, may offer from time to time under this prospectus and a prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.


The prospectus supplement will set forth the specific assets of the trust and the sellers from whom the assets are acquired. The assets may include:

         (a)      one or more pools of:

                  - closed-end and revolving home equity loans and loans the proceeds of which have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include both residential and income-producing non-residential units;

                  - home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements; and

                  - mortgaged and asset backed securities, referred to in this prospectus as the pooled securities.

         (b)      all monies due under the above assets, and

         (c) funds or accounts established for the trust or one or more forms of enhancement.

The prospectus supplement will state if the trust will make a REMIC or FASIT election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of the securities.

THE OFFERED SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The offered securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN LIQUIDATIONS OR LOWER RETURNS

         There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

PAYMENTS ON SECURITIES ARE LIMITED TO THE ASSETS OF TRUST

         The securities will be payable solely from the assets of the trust, including if applicable any amounts available due to any enhancement. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

         In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the seller, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

         We refer you to "The Agreements - Assignment of Trust Assets."

ENHANCEMENT MAY BE INSUFFICIENT TO COVER LOSSES

         Although enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

         We refer you to "Enhancement."

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

         The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

         - the extent of prepayments on the trust assets, which prepayments may be influenced by a variety of factors,

         - the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

         - the exercise by the entitled party of any right of optional termination. Prepayments may also result from repurchases of these assets due to material breaches of the depositor's or the seller's warranties.

         Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

         We refer you to "Description of the Securities -- Weighted Average Life of the Securities."

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

         We refer you to "Description of the Securities -- Payments of Interest."

JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

         With respect to mortgages in the trust fund that are junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

         - there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

         - you may incur a loss if a deficiency judgment cannot be obtained.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

         There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

COSTS FOR CLEANING ENVIRONMENTALLY CONTAMINATED PROPERTY MAY RESULT IN LOSSES

         Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property to assure the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

         We refer you to "Legal Aspects of the Loans - Environmental Risks" in this prospectus for more detail.

STATE AND FEDERAL LAWS MAY LIMIT ABILITY TO COLLECT ON LOANS

         Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and recession of the loan and could subject the trust to damages and administrative enforcement.

         The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the contractor.

         We refer you to "Legal Aspects of the Loans" in this prospectus for more detail.

RATING OF THE SECURITIES DOES NOT ASSURE PAYMENT

         It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

         We refer you to "Ratings" in this prospectus for more detail.

LIQUIDATION VALUE OF TRUST ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST

         There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

DISTRIBUTIONS AND RIGHTS OF INVESTORS MAY BE ADVERSELY AFFECTED BY INSOLVENCY OF SELLER

         If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

SERVICER DOES NOT MONITOR PAYMENT OF TAXES

         Although the mortgage loans may require that each borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

         The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may be:

         -            compound interest securities,

         -            fixed interest securities,

         -            variable interest securities,

         -            planned amortization class securities,

         -            targeted amortization class securities,

         -            accretion directed securities,

         -            zero coupon securities,

         -            principal only securities,

         -            interest only securities, or

         -            participation securities.

A series may also include one or more classes of subordinate securities.

         The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement. Payments may be made by check or wire transfer as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

         Payments on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available due to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date. See "The Trusts -- Collection and Distribution Accounts."

PAYMENTS OF INTEREST

         The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.

PAYMENTS OF PRINCIPAL

         On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         Interest only securities are entitled to either nominal or no principal distributions. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

         The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

SPECIAL REDEMPTION

         If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

OPTIONAL REDEMPTION, PURCHASE OF TRUST ASSETS OR SECURITIES, TERMINATION OF
TRUST

         The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Prior notice of the redemption, purchase or termination must be given by the depositor or the trustee. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or distributions were based solely on the payment experience of the trust assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

         There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.


                                   THE TRUSTS

GENERAL

         The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series may include the following assets:

         -              the loans;

         - mortgage and asset backed securities, which are referred to in this prospectus as the pooled securities;

         - amounts available from the reinvestment of payments on the trust assets as specified in the prospectus supplement;

         -              enhancements, as described under "Enhancement";

         - properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession;

         - the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

         The securities will be non-recourse obligations of the trust. Typically, the assets of each trust will serve as collateral for only one series of securities. Noteholders may only proceed against that collateral in the case of a default and may not proceed against any assets of the depositor, any of its affiliates or any assets of the trust not pledged to secure the notes.

         The loans and pooled securities for a series will be sold by the depositor to the trust. Pooled securities generally will be purchased by the depositor in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Loans may be purchased by the depositor in privately negotiated transactions. Loans may be originated by or acquired from an affiliate of the depositor. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the depositor and the seller.

         Prior to the initial offering of the related series of securities, each trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated in this prospectus and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and related activities. No trust is expected to have any source of capital other than its assets and any related enhancement. The depositor anticipates that each trust will be organized in either New York or Delaware.

THE LOANS

         The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end home equity loans, revolving credit line home equity loans - also called home equity lines of credit or "HELOCs"- and mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts.

         Mortgage Loans.

         The property which secures repayment of the mortgage loans is referred to as the "mortgaged properties". The mortgage loans may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         As more fully described in the prospectus supplement, interest on each HELOC is generally computed and payable monthly on an average outstanding principal balance of the mortgage loan, as specified in the Agreement. Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. The HELOCs may be subject to an early termination fee. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances. The amounts of the draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

         Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and is repayable in equal or substantially equal installments of an amount sufficient to fully amortize the loan at its stated maturity.

         As more fully described in the prospectus supplement, interest on each mortgage loan is calculated on the basis of an average outstanding principal balance of the loan multiplied by its interest rate and further multiplied by a fraction described in the prospectus supplement. The interest on the mortgage loans may be calculated using the simple interest method, in which the portion of each monthly payment allocated to interest depends upon the actual number of days elapsed since the date of last payment. The original terms to stated maturity of the loans usually will not exceed 360 months. The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The loans for a series may also include loans that do not have a specified stated maturity.


         The mortgaged properties will include primarily single family properties. The mortgaged properties may consist of:


         -        detached single family dwellings,

         -        two to four family dwellings,

         -        individual condominiums and cooperative apartments,

         -        townhouses,

         -        duplexes,

         -        row houses, and

         -        individual units in planned unit developments.


As specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of years that ends after the maturity of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.


         The mortgaged properties may include non-owner occupied investment properties and vacation and second homes. The mortgaged properties may also include a small portion - no more than 5% - of mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. Also subject to the 5% limitation are properties containing five or more residential units and no non-residential space. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase. Some loans secured by mixed-use properties may also incorporate personal guarantees and pledged liens on chattel paper as collateral.

         Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by a single family property that is owner-occupied usually is either:

         - the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         - a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

         The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and will take into account the amounts of any related senior mortgage loans.

         Home Improvement Contracts.

         The trust assets for a series may consist of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. The home improvement installment sales contracts and installment loan agreements will be less than 10% of the amount of trust assets as of the cut-off date. The home improvement contracts will either be unsecured or secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. The home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

         Additional Information.

         The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         Some loans may be delinquent upon transfer to the trust. Additional loans may be periodically added to the trust, or will be repurchased automatically if the asset is not an eligible asset, as described in the prospectus supplement.

         The prospectus supplement for each series will provide information on the trust assets as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

         (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

         (b)            the range and weighted average of credit limits, if any;

         (c) the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

         (d) the range and average outstanding principal balance of the loans;

         (e) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

         (f) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         (g) the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

         (h) any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

         (i) the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements or are unsecured;

         (j) the geographic distribution of the mortgaged properties securing the loans;

         (k) the percentage of loans, by principal balance as of the cut-off date, that are secured by each category of mortgaged properties;

         (l)            the lien priority of the loans;

         (m)            the credit limit utilization rate of any HELOCs; and

         (n) the delinquency status and year of origination of the loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.

POOLED SECURITIES

         Trust assets may include mortgage or asset backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Authority and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of any initial deposits of cash, any amounts attributable to enhancements, any amounts received with respect to the trust assets and any reinvestment income earned on those amounts. Amounts on deposit in the collection account will be used to pay the expenses of the trust and to make a deposit into the distribution account for distribution to securityholders. Amounts deposited in the distribution account will be used primarily for the payment of the securities and the expenses of the trust not otherwise covered.

         Excess funds in the collection account may be paid over to the servicer, the depositor, the seller, any provider of enhancement with respect to the series or any other entitled person in the manner and at the times established in the prospectus supplement. The funds in the collection and distribution accounts will be invested in Eligible Investments usually maturing no later than the next distribution date. In no case will Eligible Investments mature later than one year after their purchase. "Eligible Investments" will include:

         -        obligations of the United States and government agencies,

         -        federal funds,

         -        certificates of deposit,

         -        commercial paper,

         -        demand and time deposits and banker's acceptances,

         - repurchase agreements of United States government securities, and

         -        guaranteed investment contracts.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn under any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.


                                   ENHANCEMENT

GENERAL

         A series of securities may include enhancement for some or all securityholders.

         Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. The enhancements may be structured so as to protect against losses relating to more than one trust.

         The specific terms and details of any enhancement in a series will be described in the prospectus supplement.

SUBORDINATE SECURITIES

         Enhancement for a series may consist of one or more classes of subordinate securities. Generally, the rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of more senior securities and will suffer losses prior to more senior securities.

INSURANCE

         Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets.

         Pool Insurance Policy.

         A pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. Generally, a pool insurance policy will cover an amount equal to a percentage of the loan balance on the cut-off date. Any payment under a pool insurance policy will reduce the amount of coverage remaining.

         Special Hazard Insurance Policy.

         Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:


         (a)            the cost of repair or replacement of the property, or



         (b) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property.


If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area, chemical contamination and some other risks.

         Restoration of the property with the proceeds described under clause
(a) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (b) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond.

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the property by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." A bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover unpaid interest on the amount of a principal reduction of that type from the date of the filing of a bankruptcy petition. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.

RESERVE FUNDS

         A reserve fund may be established for the deposit of cash, letters of credit, cash collateral accounts, Eligible Investments, or other instruments. A reserve fund may also be funded over time through application of all or a portion of the excess cash flow from the trust assets.

         Amounts on deposit in a reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse enhancers and for other purposes as described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         The depositor may enter into a minimum principal payment agreement with an entity under which the entity will provide payments on the securities in the event that collections on the trust assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

         The depositor may enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement" under which amounts held in the collection account, the distribution account or in any reserve fund would be invested with an entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that the cash, together with the investment income, can be applied to future distributions on one or more classes of securities.

DERIVATIVE PRODUCTS

         Derivative products may be included as assets of the trust. Derivative products may consist of swaps to convert floating or fixed rate payments into fixed or floating rate payments, and cap or floor agreements to provide protection against changes in floating rates of interest payable on the trust assets or the securities. Derivative products will not be the primary source of payments for the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A trust may also include other forms of insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         - maintaining timely payments to securityholders or providing additional protection against losses on the trust assets,

         -              paying administrative expenses, or

         - establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.



                          FLEET HOME EQUITY LOAN, LLC



Fleet Home Equity Loan, LLC, the depositor, is a limited liability company that was formed on April [*], 2001 in accordance with the laws of the State of Delaware. The depositor is a wholly owned subsidiary of Fleet National Bank. The depositor was formed for the limited purpose of purchasing, holding, owning and selling interests in loans and engaging in any activities incidental to, and necessary or convenient for the accomplishment of, such purposes.

         The principal office of the depositor is located at 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.


                               FLEET NATIONAL BANK

GENERAL

         Fleet National Bank (the "Bank"), a seller and a servicer, is a wholly owned subsidiary of FleetBoston Financial Corporation ("FleetBoston"), a diversified financial services company organized under the laws of Rhode Island and registered under the Bank Holding Company Act. The Bank is a national banking association organized under the laws of the United States, and is the successor to a number of banking institutions, the first of which was chartered in 1784. All of the capital stock of the Bank is owned by FleetBoston. FleetBoston's common stock is listed on the New York and Boston stock exchanges. The notes or certificates are obligations of the trust and do not represent interests in or obligations of the depositor, the Bank, FleetBoston or any affiliate thereof.

         The principal office of FleetBoston is located at 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.

         The information presented in this section is specific to the Bank and all references to loans in this section are to the loans that are originated or underwritten in accordance with the Bank's guidelines. If the Bank is not the seller to the depositor or if the loans were not originated by the Bank, the material information with respect to that seller and the origination processes and underwriting guidelines applicable to those loans will be detailed in the prospectus supplement.

LOAN PROGRAM

         The loans will have been originated by the Bank, either directly, or through affiliates. The loans will have been originated in accordance with the underwriting criteria specified under "Credit and Underwriting Guidelines" and as further described in the related prospectus supplement.

         The Bank, through its affiliated banks, has originated adjustable rate HELOCs since the early 1980's. The Bank's HELOCs are principally loans secured by second liens on single family residences, condominiums and second/vacation homes, although some non-purchase loans are secured by first or third position liens. The Bank produces these lines primarily through the Consumer Lending Group ("CLG") which originates loans through a network of retail branch offices and direct solicitations to consumers. The Retail Distribution Group ("RDG") maintains the origination channels to sell products as discussed in the section "Product Management and Marketing". The RDG and the CLG work together to develop specific sales and acquisition strategies using a number of external data sources to identify potential opportunities. The CLG is ultimately responsible for providing the procedure manuals, underwriting guidelines, promotional materials and management information systems enhancements necessary to facilitate the program's originations. CLG remains responsible for the origination, underwriting and funding of all of the lines. Additional information about underwriting criteria is included below under the caption "Credit and Underwriting Guidelines".

         The CLG is also responsible for establishing the policies and guidelines used by the Loan Servicing Department to service the originations. This department is a part of CLG. For more information about the servicing department, see "-- Loan Servicing".

PRODUCT MANAGEMENT AND MARKETING

         HELOCs were or will be originated utilizing a variety of marketing strategies and product delivery channels. Product management and marketing activities are conducted on a national level, with periodic adjustments in response to local market competitive offerings and pricing practices. Marketing strategies may include a combination of radio, newspaper, outdoor media, direct mailings to existing and prospective customers, banking center merchandising, television and other sales supporting tools. Applications may be received from RDG or other Bank affiliate channels such as the Bank's first mortgage group and Quick and Reilly, Inc.

         Marketing activities include advertising, merchandising, and direct mail campaigns. Advertising and merchandising support the traditional branch and telephone solicitation channels. Direct mail campaigns to solicit HELOC applicants began in 1995. The direct mail process generally begins with statistical modeling in conjunction with outside vendors to determine the most appropriate targets for the HELOC product. Pilot programs and test marketing efforts are also done on a small scale to determine the potential of new market areas. This effort is supported by two telemarketing areas, and retail branches. Solicitation methods include:

         - direct mail campaigns focused on cross-selling CLG's HELOC product to existing retail customers including deposit, first mortgage, credit card, and brokerage customers;

         -        mailing solicitations for HELOCs to prospective customers, and

         - follow-up telemarketing through two regional telemarketing locations and one or more overflow locations.

Customers and prospects are pre-selected on the basis of proprietary scoring models developed by Fair, Isaac and Co., Inc. ("FICO score"), an independent firm experienced in developing credit scoring models, and applying a specified cutoff criteria as well as other credit risk screens based on internal credit risk analyses. In addition, from time to time invitation-to-apply offers may be mailed to customers or prospects whose applications are then processed through standard underwriting procedures.

CLG HOME EQUITY LINES OF CREDIT

         HELOCs generally are variable rate, open-ended, revolving lines of credit secured by a lien position against the available equity of a borrower's related residential real estate mortgaged property. A borrower may draw on a HELOC by writing a check or receiving a substitute check from a branch, Homelink (a FleetBoston Financial Corporation internet product), or by requesting funds to be transferred to a pre-authorized depository account.

         HELOCs originated by CLG are secured by a lien on the related mortgaged property subject to maximum CLTV limitations. Beginning in January 1999, CLG offers its customers credit lines that allow them to borrow against the value of the real estate up to 100% of the property's value. CLG has primarily three programs: FleetLine 80, FleetLine 90 and FleetLine 100. These lines have maximum CLTVs as specified in the table below.

Product                                      Maximum CLTV

              FleetLine 80
              ------------
Primary Residence                            80.99%
Condominiums                                 70.99%
Second Home                                  65.99%


              FleetLine 90
              ------------
Primary Residence                            89.99%
Condominiums                                 80.99%
Second Home                                  75.99%


              FleetLine 100
              -------------
Primary Residence                            100%
Condominiums                                 89.99%
Second Home                                  85.99%

         The contractual term of a HELOC generally consists of a draw period, a revolving open-ended period during which borrowings may be made periodically, and a repayment period, during which the contract converts to a fixed principal payment, variable rate, amortizing closed-ended loan. The contractual term of the draw period under the current Bank programs is generally comprised of three renewable five year terms (two renewable five year terms in Connecticut and one five year term in Tennessee). Generally, there is no minimum draw amount. At the end of the draw period, which in any event will not exceed fifteen years, the repayment period begins. Currently, the outstanding balance of loans are repaid in monthly installments equal to 1/180th of the outstanding balance of the loans at the end of the draw period plus interest.

         During the draw period, the minimum monthly payment due is equal to the finance charges on the outstanding balance of the account during the billing period plus insurance and other fees. The minimum payment during the repayment period will generally equal the sum of interest accrued on the outstanding balance during the billing period plus 1/180th of the outstanding principal balance of the line at the end of the draw period plus other fees. If a HELOC is repaid in full and terminated within one year (two years in New Hampshire, Massachusetts, Connecticut and Florida), the borrower is generally required to pay an early termination fee. Late charges are imposed on past due accounts. Terms and amounts of late charges vary by state.

         CLG customers have several channels through which payments can be made to their account, including but not limited to:

         -        payment by check to lockbox remittance processing centers,

         -        through Homelink,

         -        payments by check submitted to tellers at local branches,

         -        automated debits to pre-authorized depository accounts,

         -        automated teller machines,

         -        by mail,

         -        through the automated voice response unit phone system, and

         - through America Online, Inc. or other internet check writing service providers.

         Interest rates for HELOCs are established according to the products described in the preceding chart and are the responsibility of CLG. Factors considered in the price setting process include, among other things, targeted product profitability and related returns, market competition, market penetration, trends in market interest rates, and potential credit losses. Pricing is based on the type of product (FleetLine 80, 90 or 100), the CLTV, the creditworthiness of the borrower and the credit limit of the account being originated.


         In general, HELOCs bear interest at a variable rate, subject to a maximum per annum interest rate depending upon governing state laws. Currently, the interest rates on the HELOCs generally reset monthly on the first day of a customer's billing cycle following a rate change. The daily periodic rate is 1/365th (1/366th in the case of leap years) of the annual percentage rate, which represents the sum of a contractual defined index plus a fixed percentage specified in the related credit line agreement. Interest is calculated at a rate applied to an average outstanding balance, as specified in the credit line agreement, of the account for each day of the billing cycle. The index for the majority of loans originated is the prime rate as published by the Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. No application fees or closing costs are charged to the customer. The payment due date is determined by the loan booking date, which varies throughout the month. The billing period is the calendar month preceding the statement date.


CREDIT AND UNDERWRITING GUIDELINES

         The following is a description of the CLG's current HELOC underwriting standards. CLG's underwriting standards may change from time to time. HELOCs originated through CLG are subject to standardized underwriting criteria and approval processes. HELOCs are underwritten with a minimum credit limit of $7,500 up to a maximum credit limit of $500,000, with CLTVs up to and including 100%. Product maximums and CLTV maximums are contingent upon risk assessment criteria which take FICO score, debt-to-income and CLTV into consideration. Condominium residences may be financed up to 89.99% CLTV, and second/vacation homes may be financed up to 85.99% CLTV. Generally all HELOCs are in a second lien position; however, some (non-purchase) first position liens and third positions may exist.

         Each applicant for a HELOC is required to complete an application, which generally lists the applicant's mortgage liabilities, income, employment history and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail or through the Internet. Once the application is received by the Bank's centralized underwriting department, Consumer Credit Origination, a department within CLG located in Farmington, Connecticut, and the data is entered into the application processing system, if all necessary information is provided, a credit report is retrieved on-line. The credit bureau report, along with the applicant's representation of collateral value and income (where required) are systematically analyzed to determine whether the application is denied, sent on for contingency processing (title, flood, appraisal) or routed to an underwriter for further review. The contingency processing and underwriting review are part of CLG's underwriting activities managed by Consumer Credit Originations, utilizing policies developed and monitored jointly with CLG's Credit Performance Management.

         The credit approval process utilizes credit scoring and related techniques and subjective assessments by experienced underwriters. Underwriters analyze the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant's creditworthiness. The evaluation of creditworthiness is designed to assess the applicant's ability and willingness to repay the loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by Credit Performance Management, which are automated with the application processing system wherever possible. This evaluation primarily consists of:

         -        reviewing and verifying customer information;

         -        obtaining and reviewing an independent credit bureau report;

         - reviewing the applicant's FICO score and, if applicable, the Bank's proprietary custom credit score;

         - reviewing and verifying the applicant's employment and reported income through a review of recent W-2's, pay stubs, assessments of tax returns and financial statements, when required;

         -        evaluating the applicant's gross debt to income ratio;

         - reviewing the title status either by a written title search or insured title policy to ensure that all liens (including mortgaged property taxes), except for senior liens, are paid off prior to or at time of settlement of the loan;

         - obtaining and evaluating the value of the real estate through independent appraisals or valuations; and

         - evaluating flood risk and verifying flood insurance coverage, if applicable.

         Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments and to identify any major negative events such as bankruptcy, repossession, foreclosure or a delinquency of greater than 90 days, that have occurred within the past 5 years. Minimum acceptable FICO scores are established through an on-going risk management and credit scoring process.

         In an effort to expedite the loan process and improve customer service, automated links through the application processing system to specific vendors (title, flood, appraisal and credit bureaus) are used, when available. All loans, whether processed entirely in automated fashion or with manual intervention, are subject to all the policies, procedures and authorization controls required by CLG's underwriting standards.

         Currently, the extent of required income verification is determined based on an applicant's assessed credit risk (determined by credit score), loan amount, whether or not self-employed, and the extent of unearned income. If income verification is required, the following criteria are generally utilized. If salaried, income is verified through

W-2's or current pay stubs. For applicants with superior credit risk assessments (FICO score greater than the CLG's custom score), income is requested and placed in the customer's file, but is not part of the decision making process. Income verification is required for all other applicants, and if an applicant is self-employed, two previous years of tax returns are required.

         Currently, a gross debt to income ratio test is applied to each applicant by dividing the applicant's monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully funded balance), by the applicant's gross monthly income. Maximum ratios are assigned by CLTV as follows:

         -        55.99% for up to 80% CLTV,

         -        50.99% for up to 90% CLTV, and

         -        45.99% for up to 100% CLTV.

         Valuation methods are based upon the amount requested by the applicant and the expected CLTV. Appraisal values are generally determined in one of several methods:

         - an appraisal completed on Fannie Mae form 1004 ("Uniform Residential Appraisal Request"), consisting of a complete inspection by a qualified appraiser which is usually performed if the amount of the HELOC requested by the applicant is greater than $250,000,

         - by reference to the assessed value of the related real estate mortgaged property shown on the tax records of applicable governing units, if the mortgaged property is located in a county and State in which CLG, in its discretion, has determined that the assessed value is a reliable indicator of the appraised value of the mortgaged property,

         - a "drive-by" appraisal, completed on Freddie Mac form 704, consisting of an evaluation of comparable properties on the basis of a visual inspection of the exterior of the related real estate mortgaged property, or

         - a broker's price opinion of automated appraisal techniques utilizing pre-approved national vendors to validate and verify valuations of the related real estate properties. To qualify for automated appraisals, the requested loan amount must be less than $250,000.

         A title search is performed covering at least the period from the conveyance of the related real estate mortgaged property to the applicant from the last owner before the applicant. A full title search may be requested depending upon the loan amount requested by the applicant. Currently, title insurance is not required to be obtained by the borrower unless title defects are identified or the requested loan amount exceeds $1,000,000.

         CLG requires a flood determination on all HELOCs. Flood insurance, with the Bank named as loss payee, is required on all properties located in a Special Flood Hazard Area as determined by the Federal Emergency Management Agency, in an amount at least equal to the lesser of the total encumbrances up to the maximum allowed under the National Flood Insurance Program, or replacement coverage or value of the dwelling and improvements as defined by the evaluation method used. Proof of flood insurance is required by providing either a copy of the existing flood insurance policy or a copy of the application for flood insurance and related proof of payment. Any mortgaged property located in a flood zone is monitored until maturity.

         In addition, adequate fire and casualty insurance coverage is required on all dwellings and structural improvements with the appropriate affiliated bank named as loss payee on all policies. The minimum coverage is the lesser of total encumbrances or replacement coverage, or value of the dwelling and improvements. No HELOC may close without a properly completed agreement to provide insurance coverage. Verbal confirmation from the agent is required. Once verification has taken place, no additional monitoring or forced placement is performed.

QUALITY CONTROL

         CLG has implemented an internal quality control process to ensure adherence to policies and underwriting standards. The quality control process includes self-audits of underwriting decisions, real estate verification processes, documentation and other activities on samples of applications and approved loans and is performed on a regular basis by Credit Performance Management and CLG, as appropriate. Credit policy exceptions are monitored regularly by senior management of Credit Performance Management and CLG, as appropriate.


         CLG and Credit Performance Management perform an ongoing review and monitoring of the Bank's automated and centralized consumer lending process. Credit Performance Management managers and review analysts are also all experienced underwriters. The review process determines that lenders' decisions are rendered in compliance with CLG consumer lending policy, Credit Performance Management risk acceptance criteria, CLG underwriting procedures, and fair lending laws and regulations. All applications selected for review are re-underwritten by an analyst. The required conditions to closing such as the title report and appraisal as well as the verifications are examined.


LOAN SERVICING

         The Bank's loan servicing operations are centrally located in Utica, New York. The functions performed by the Bank's loan servicing operations include: producing borrower billing statements, posting of payments received, collateral verification, post-closing quality control, account research and processing of paid-off accounts.

         Information on newly originated home equity lines of credit is electronically transferred daily from the application processing system to the consumer loan account system. Data integrity audits are performed daily on a subset of all lines of credit originated on such day. The audit process includes a review of borrower, property and loan balance information.

         As a part of the servicing process, all borrower draw requests are reviewed to ensure that the borrower's account is current and that the draw request will not cause the outstanding balance to exceed the borrower's credit limit. To protect borrowers, controls have been implemented which restrict unauthorized access to account data and balance information.

COLLECTIONS

         The Bank's Collection Servicing area is located in West Seneca, N.Y. Prior to November 1, 2000, the Bank's collections on HELOC accounts were based upon stage of delinquency and FICO score strategies for high risk customers. Beginning in November 2000, the Bank began employing a strategy that prioritized collections based on FICO score. Generally, at 10 days past due, an account is moved from the consumer loan account system to the Bank's Collection Management System which is utilized to manage the timing and extent of collection efforts. The Collections Manager uses the Collection Management System to define a variety of effective and efficient collection strategies by stratifying delinquent accounts based on borrower FICO score, balance criteria and days past due.

         Accounts tagged as high risk due to their most current FICO score receive intensified collection activity based upon their balance and days past-due-criteria. Depending on the collection history, the Collection Management System typically tracks a history of collections efforts, borrower responses, as well as relevant property information.

         Typically, demand letters are sent to all borrowers at approximately 35 days delinquent for all high risk accounts, and 80 days delinquent for low risk accounts. HELOCs are typically closed to further draws at approximately 60 days delinquent and placed in non-accrual status at 180 days delinquent. An equity associate typically orders a property valuation when an account is between 65-70 days delinquent for high risk accounts, and 100 days delinquent for low risk accounts. A collection supervisor or above must approve the ordering of such property valuation. By the time the account reaches 120 days delinquent, an equity analysis is completed by an equity associate and the decision to either refer the loan to the Foreclosure Department or charge-off the loan is made by a collection supervisor or a more senior officer. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

         Once referred to the Bank's Foreclosure Department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker's price opinion or other type of calculation as appropriate in the determination of the foreclosure specialist, if the appraisal in the file was not produced within 12 months of borrower default. Generally, at 180 days past due, such appraisal will be used as a basis for a write-down on the loan to 80% of the loan to value. In addition, the foreclosure specialist will prepare and send a foreclosure package to the foreclosure attorney approved for processing. The foreclosure specialist assigned to the account will monitor the process with the attorney. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager's approval. All short sale requests will require the foreclosure manager's approval including the customer's acknowledgement to pay on the deficiency balance when applicable. Upon securing title to the property, the foreclosure specialist will transfer the account to the Managed Asset Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the Managed Asset Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

         The Managed Asset Department is responsible for re-marketing and liquidating properties obtained through foreclosure or deed in lieu of foreclosure. Upon receiving these properties, the Managed Asset Department will obtain an interior appraisal, and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, the Managed Asset Department is responsible to pay off the senior lienholder at the time of the property transfer. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, the Bank will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts.

         The Bank's servicing, collections and charge-off practices may change over time in accordance with, among other things, the Consumer Lending Group's business judgment, changes in the portfolio and applicable laws and regulations.


                               SERVICING OF LOANS

GENERAL

         The servicer will provide servicing functions with respect to the trust assets under a servicing agreement or a pooling and servicing agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. The servicer may also act as custodian, responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related Agreement for a series and any applicable enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion:

         - waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         - to the extent provided in the related Agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on the loan.

         The servicer, to the extent permitted by law, may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. If loans do not require those payments under the loan documents, the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of:

         -        taxes,

         -        assessments,

         -        mortgage and hazard insurance,

         -        refunds to obligors of amounts determined to be overages,

         - interest to obligors on balances in the escrow account to the extent required by law,

         - amounts to repair or otherwise protect the property securing the related loan, and

         -        amounts to clear and terminate the escrow account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT; LOAN PAYMENT RECORD

         Except as described below in connection with a loan payment record, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

         - at a depository institution satisfactory to each rating agency rating the securities or

         - in accounts the deposits of which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

         The funds held in the collection account may be invested in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         As specified in the prospectus supplement, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date. In addition, after the closing date, within the time period specified in the prospectus supplement after the date of receipt, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before the cut-off date:

         - all payments on account of principal, including prepayments, on the trust assets;

         - all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

         - all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with the trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise by law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

         - all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

         - all amounts required to be deposited from any applicable reserve fund under the related Agreement;

         - all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required under the related Agreement; and

        - all repurchase prices of any trust assets repurchased by the servicer, the depositor or the seller under the related Agreement.

         Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         - to reimburse itself for advances made by it under the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

         - to the extent provided in the related Agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which the advance was made or from liquidation proceeds or the proceeds of insurance policies;

         - to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after the reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         - in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the related Agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related Agreement;

         - to reimburse itself for expenses incurred by and recoverable by or reimbursable to it under the related Agreement;

         - to pay to the applicable person with respect to each trust asset that has been repurchased or removed from the trust by the servicer, the depositor or the seller under the related Agreement, all amounts received in respect of the trust asset and not distributed as of the date on which the related repurchase price was determined;

         - to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the securityholders of the series in the amounts and in the manner provided for in the related Agreement; and

         - to clear and terminate the collection account under the related Agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw the amount from the collection account.

         If permitted under the terms of the related Agreement and described in the prospectus supplement, the servicer will maintain collections on the trust assets as part of its general funds until the business day prior to a distribution date. The servicer will deposit such collections to the distribution account on the business day prior to each distribution date. In this case, the servicer will record on a loan payment record the amount received for each category of deposit described above. In addition, the servicer will make a similar record of each deduction for each category of withdrawal as described above, from the amounts received in respect of the trust assets.

ADVANCES AND LIMITATIONS

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and those obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance.

         Except as specified in the prospectus supplement, the servicer will be required to maintain or cause the obligor to agree to acquire and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. The servicer is not required to verify that the obligor actually complies with this provision. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. The standard form of fire and extended coverage policy typically will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

         -        war,

         -        revolution,

         -        governmental actions,

         -        floods and other water-related causes,

         - earth movement, including earthquakes, landslides, and mudflows,

         -        nuclear reaction,

         -        wet or dry rot,

         -        vermin,

         -        rodents,

         -        insects or domestic animals,

         -        theft, and

         -        in some cases, vandalism.

The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available and, if the insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

         The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, usually 80% to 90%, of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

         - the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

         - the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than under the applicable laws and regulations as shall at any time be in force and shall require that additional insurance.

         Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the loans that come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

         In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

         - the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and

         - the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of the property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and none of the servicer, the depositor or the seller will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan, a modification of the loan to the extent provided in the prospectus supplement. Those modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, by which the person becomes liable under the loan and by which the original obligor is released from liability and the person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic fee as servicing compensation in an amount described in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         When an obligor makes a principal prepayment in full between due dates on a loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of the shortfalls in a month exceeds the servicing fee for that month, a shortfall to securityholders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of those expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the insurance policies or if coverage has been exhausted, the securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan. This right of reimbursement is prior to the rights of the securityholders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement.

         The rights of the servicer to receive funds from the collection account, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, typically are not subordinate to the rights of securityholders of the series.

EVIDENCE AS TO COMPLIANCE

         If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for exceptions the firm believes to be immaterial and any other exceptions that are set forth in the statement.

         If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

TERMINATION AND LIABILITY OF THE SERVICER

         In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the Agreement for the related series will be substantially similar to those described under "The Agreements -- Events of Default; Rights Upon Events of Default -- Pooling and Servicing Agreement; Servicing Agreement."

         The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

         - services similar loans in the ordinary course of its business,

         - is reasonably satisfactory to the trustee for the related series,

         - has a net worth of not less than the amount specified in the related Agreement,

         - would not cause any rating agency's rating of the securities for each series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

         - executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in that case, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any arrangement will not relieve the servicer from its obligations under the servicing agreement.

         Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the depositor, the seller or the securityholders for any action taken or for failing to take any action in good faith under the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against:

         - any breach of warranty or representations made under the Agreement,

         - the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or

         - liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is unrelated to its servicing responsibilities under the Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related

Agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.


                                 THE AGREEMENTS

         The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF TRUST ASSETS

         General.

         At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the trust assets and other property to be transferred to the trust for a series. The assignment will usually include all principal and interest due on the trust assets after the cut-off date specified in the prospectus supplement. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Loans.


         Typically, except as described below, the depositor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. If specified in the prospectus supplement, the seller may retain possession of such documents until the occurrence of a specified event at which time the documents will be required to be delivered to the trustee or a custodian. The trustee or a custodian or the seller will hold the documents in trust for the benefit of the securityholders.



         The depositor will, as to each home improvement contract, deliver or cause to be delivered to the trustee or the custodian or the seller will retain, until the occurrence of a specified event, the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will execute or cause the seller to execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Usually, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- The Home Improvement Contracts."



         With respect to loans secured by mortgages, if so specified in the prospectus supplement, the depositor will, at the time of issuance of the securities or if specified in the related prospectus supplement upon the occurrence of a specified event, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records except in states where such recordation is not required by the rating agencies rating the securities and, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor or the seller will cause the assignments to be recorded within the time after issuance of the securities as is specified in the prospectus supplement, in which event, the Agreement may require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described under " - Repurchase and Substitution of Defective Trust Assets" with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

         Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify , among other things, with respect to each loan:

         -              type of loan;

         - the original principal amount and unpaid principal balance as of the cut-off date;

         -              the current interest rate;

         -              the current scheduled payment of principal and interest;

         -              the maturity date, if any, of the related note; and,

         -              if the loan is an adjustable rate loan,

         -              the lifetime cap and floor, if any,

         -              the periodic cap and floor, if any,

         -              the current index, if applicable, and

         -              credit limit, if applicable.

         Assignment of Pooled Securities.

         The depositor will cause the pooled securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated pooled securities. The trustee will not be in possession of or be an assignee of record of any underlying assets for a pooled security. See "The Trusts -- Pooled Securities." Each pooled security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pooled security conveyed to the trust. In the Agreement, the depositor will represent and warrant to the trustee regarding the pooled securities:

         - that the information contained in the schedule is true and correct in all material respects;

         - that, immediately prior to the conveyance of the pooled securities, the depositor had good title, and was the sole owner of the pooled securities;

         - that there has been no other sale by it of the pooled securities; and

         - that there is no existing lien, charge, security interest or other encumbrance on the pooled securities.

         Repurchase and Substitution of Defective Trust Assets.


         If any document in the file relating to the trust assets delivered to the trustee or custodian is found by the trustee within the time period specified in the Agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure the defect, the seller will repurchase the trust asset or any related property from the trustee at a price equal to:


         (a)  the lesser of:

                - the outstanding principal balance of the trust asset and

                - the trust's federal income tax basis in the trust asset and

         (b) accrued and unpaid interest to the date of the next scheduled payment on the trust asset at the rate set forth in the related Agreement less, if the seller is the repurchaser and also the servicer, any unreimbursed advances respecting the trust asset.

However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.


         If provided in the prospectus supplement, the seller may, rather than repurchase the trust asset as described in the previous paragraph, remove the trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:


         - with respect to a trust for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

         - with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

         As specified in the prospectus supplement, any substitute trust asset will, on the date of substitution:

         - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders,

         - have an interest rate not less than the interest rate of the removed asset and not more than the rate specified in the prospectus supplement,

         - have a remaining term-to-stated maturity not greater than and not less than the period specified in the prospectus supplement, and

         - comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.


         The seller will make representations and warranties with respect to the trust assets. If the seller cannot cure a breach of any of those representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of, or the ability of the servicer to realize on, the trust asset, the seller is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions. The cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.


PRE-FUNDING ACCOUNT

         If so provided in the prospectus supplement, the depositor will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 25% of the initial aggregate principal amount of the securities. The money will be used by the trustee to purchase additional loans from the seller from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

         In addition, if so provided in the prospectus supplement, on the closing date the depositor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor or to another entity specified in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon after each distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

         (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

         (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         (d) the amounts of (1) any overdue payments of scheduled principal included in the distribution, (2) any remaining overdue principal amounts with respect to the securities, (3) any current shortfall in receipt of scheduled principal payments on the trust assets or (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

         (f) the amount of additional balances acquired by the trust during the prior collection period;

         (g) the amount of any delinquencies with respect to payments on the trust assets;

         (h) the book value of any REO property acquired by the trust; and

         (i)            other information as specified in the related Agreement.

The report to securityholders for any series of securities may include additional or other information of a similar nature.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement.

         As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

         - any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to the securityholders any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights;

         - any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights; and

         - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, the trustee for the series or securityholders evidencing not less than 51% of the aggregate voting rights may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of expenses and amounts advanced under the terms of the Agreement, which rights the servicer will retain under all circumstances, whereupon the trustee or other entity specified in the prospectus supplement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee or other entity specified in the prospectus supplement will be entitled to reasonable servicing compensation not to exceed the original servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the aggregate voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

         No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to the Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture.

         Events of default under the indenture for each series of notes include:

            - a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

            - failure to perform in any material respect any other covenant of the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;



            - any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered in connection with the series having been incorrect in a material respect as of the time made, and the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;



            - events of bankruptcy, insolvency, receivership or liquidation of the trust; or


            - any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes may declare the principal amount or, if the notes are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

         If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         - the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale,

         - the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes at the date of the sale, or

         - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of an event of default.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the holders of a majority of the then aggregate outstanding amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

THE TRUSTEE


         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, the seller or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.


DUTIES OF THE TRUSTEE

         The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

         The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

         The trustee may also be removed at any time:

         - if the trustee ceases to be eligible to continue as trustee under the Agreement,

         -        if the trustee becomes insolvent, or

         - by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

         (a)            to cure any ambiguity,

         (b) to correct any defective provisions or to correct or supplement any provision,

         (c) to add to the duties of the depositor, the trustee or servicer,

         (d) to add any other provisions with respect to matters or questions arising under the Agreement or related enhancement,

         (e) to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

         (f) to comply with any requirement imposing by changes in accounting policies that do not materially impact the certificates or notes,

         (g)            to comply with any requirements imposed by the Code;

provided that any amendment except under clauses (f) and (g) above, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any amendment, except under clauses (f) and (g) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.


         The Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities, or if only some classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment of that type may, without the consent of securityholders of 100% of the affected securities:


         (a) reduce the amount or delay the timing of payments on any security without the consent of the securityholder of the security or

         (b) reduce the percentage required to consent to any amendment of that type.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF SECURITYHOLDERS

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

         No Agreement will provide for the holding of any annual or other meeting of securityholders.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the depositor.

TERMINATION

         Pooling and Servicing Agreement; Servicing Agreement; Trust Agreement.

         The obligations created by the Pooling and Servicing Agreement, the Servicing Agreement or the Trust Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

         - the later of the final payment or other liquidation of the last trust asset remaining in the trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

         - the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreements.

The Agreements for each series permit, but do not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

         -        100% of the aggregate principal balance of the trust assets,

         - plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure,

         - minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of the trust assets,


         - minus unreimbursed expenses that are reimbursable under the terms of the Agreement,


         - plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

         - 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase and

         - the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

         The exercise of the right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the Agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the Agreements. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreements to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the depositor or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust."

         Indenture.

         The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

         In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.


                           LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

         If a seller or servicer for any series is not the Bank, the prospectus supplement will describe any additional or differing material legal aspects that apply to loans originated or serviced by such seller and servicer.

MORTGAGE LOANS

         The mortgage loans for a series will be, and some home improvement contracts for a series may be, secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. However, in some states the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed to secure debt or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust or deed to secure debt is usually accomplished by a non-judicial trustee's or grantee's sale, as applicable, under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, foreclosure of a deed of trust or deed to secure debt also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee or grantee, as applicable, in some states, prior to the sale, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower/trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State law usually controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and, in certain circumstances, deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct so as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage, deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee, referee or grantee, as applicable, for an amount which may be less than or equal to the unpaid principal amount of the mortgage note secured by the mortgage, deed of trust or deed to secure debt plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. In the same states, there is often a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien of that type has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes strict, as well as joint and several, liability for those costs on several classes of potentially responsible parties, including current owners and operators of the property who did not necessarily cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing the loan. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial and may result in a loss to securityholders.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the series of securities.

         CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the Secured Creditor Exclusion unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations, or will make only very limited environmental assessments, prior to the origination of the loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

RIGHTS OF REDEMPTION

         In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, either reinstates or satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan that applicable law may provide.

         The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the senior mortgagee become part of the indebtedness secured by the senior mortgage.

         The form of credit line, deed of trust or mortgage used by most institutional lenders which make HELOC loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause depends in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the deed of trust or mortgage, notwithstanding the fact that there may be junior deed of trusts or mortgages and other liens which intervene between the date of recording of the deed of trust or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior deed of trusts or mortgages and other liens at the time of the advance. In most states, the deed of trust or mortgage lien securing mortgage loans of the type which includes HELOCS applies retroactively to the date of the original recording of the deed of trust or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded deed of trust or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

         When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

ANTI-DEFICIENCY LEGISLATION AND THE BANKRUPTCY CODE

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt and afford relief to debtors, which may interfere with or affect the ability of the secured lender to realize upon the collateral or enforce a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         In the case of a loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, guarantee or mortgagee if there are not trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary, grantee or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to fully realize upon its collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and foreclosure proceedings had occurred prior to the filing of the bankruptcy petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified. These courts have held that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering or extending the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of the loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

         In a case under the Bankruptcy Code, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans.

         Applicable law provides priority to some tax liens over the lien of a mortgage deed to secure debt or deed of trust. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the Truth-in-Lending Act could subject the trust (and other assignees of the loans) to monetary penalties and could result in a rescission of a loan with respect to either the trust or subsequent holders of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act typically preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were:

         - originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

         - originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. The Garn-St. Germain Act also prescribes nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

         In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the prospectus supplement.

         In most cases, the seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

THE HOME IMPROVEMENT CONTRACTS

         General

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. These home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The contracts that are secured by the financed home improvements grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement typically is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. A purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must be perfected by a timely fixture filing. Under the UCC, a security interest usually does not exist in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization, upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and related lenders and assignees to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract, including the trust with respect to the loans, to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract. If the trust includes loans subject to these laws, it may be subject to all of the claims and defenses which the borrower could assert against the seller.

         Applicability of Usury Laws

         Title V provides that, with the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts secured by real property for purposes of the laws of the state in which the property is located. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

         In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

         - are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

         - may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and

         - may have the maturity of those obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits noted above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the depositor nor the trustee will be required to advance those amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of that series. As specified in the prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the Private Securities, as applicable, included in a trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         -        to purchase the trust assets,

         - to establish any reserve funds described in the prospectus supplement,

         - to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any, and

         -        for general corporate purposes.

If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the seller of the trust assets.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which may change or be interpreted differently. The statutory provisions, regulations, and interpretations on which this interpretation is based may change, and those changes could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, including investors that may be subject to special treatment under federal income tax laws, including:

         -        financial institutions,

         -        banks,

         -        insurance companies,

         -        tax-exempt entities,

         -        regulated investment companies,

         -        dealers in securities or currencies,

         - persons holding the securities as a hedge against currency risks or as a position in a "straddle" for tax purposes,

         -        or persons whose functional currency is not the U.S. dollar.

This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. We suggest that prospective investors consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders will vary depending on whether

         -        the securities are classified as indebtedness;

         - an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986 (the "Code");

         - the securities represent an ownership interest in some or all of the trust assets; or

         -        an election is made to treat the trust as a partnership.

         In all cases, each trust fund will be structured so as not to be subject to an entity level tax, and Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

OPINIONS

         Tax counsel is of the opinion that:

                  (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

                  (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable Agreement are complied with

                           (1) each segregated pool of assets specified in the
                  applicable Agreement will constitute a REMIC for federal income tax purposes,

                           (2) the class or classes of securities of the related
                  series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC and as debt for federal income tax purposes and

                           (3) the class of securities of the related series
                  which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

                  (c) If a prospectus supplement indicates that one or more FASIT elections will be made with respect to the related trust fund, assuming that these FASIT elections are timely made and all of the provisions of the applicable Agreement are complied with

                           (1) each segregated pool of assets specified in the
                  applicable Agreement will constitute a FASIT for federal income tax purposes,

                           (2) the class or classes of securities of the related
                  series which are designated as "regular interests" and "high yield interest" in the related prospectus supplement will be considered regular interests and high yield interests, respectively, in a FASIT and as debt for federal income tax purposes and

                           (3) the class of securities of the related series
                  which is designated as the ownership interest in the related prospectus supplement will be considered the sole class of "ownership interests" in the applicable FASIT for federal income tax purposes;

                  (d) If a prospectus supplement indicates that a trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement,

                           (1) the trust will be considered to be a grantor
                  trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and

                           (2) a holder of the related securities will be
                  treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust; and

                  (e) If a prospectus supplement indicates that a trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, that trust will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans.

         Typically, tax counsel will have advised the depositor that:

         - securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section
                  7701(a)(19)(C)(v); and

         - securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                  Section 856(c)(5)(B) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Interest and Acquisition Discount.

         Securities representing regular interests in a REMIC usually are taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

         Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued on February 2, 1994, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

         OID typically will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. OID typically must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but usually will not include distributions of interest if distributions constitute qualified stated interest.

         Under the OID Regulations, qualified stated interest means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. We suggest that holders of debt securities consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is typically treated as payable at a qualified variable rate and not as contingent interest if,

         -        the interest is unconditionally payable at least annually,

         - the issue price of the debt instrument does not exceed the total noncontingent principal payments and

         - interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of

         - the present value of all payments remaining to be made on the security as of the close of the accrual period and

         - the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         - the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         - events which have occurred before the end of the accrual period, and

         - the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

         Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset that OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies.

         Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, we suggest that holders of securities consult their own tax advisors on this point.

         Interest Weighted Securities.

         It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "-Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The depositor intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities. See "-Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities.

         In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

         -        the yield to maturity of those debt securities and

         - in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, we suggest that holders of variable rate debt securities consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

         Market Discount.

         A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which usually is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount typically would accrue either:

         - on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

         - in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. The deferred portion of any interest expense usually will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

         Premium.

         A holder who purchases a debt security, other than an interest weighted security as described under "--Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, usually will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. We suggest that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. We suggest that prospective purchasers of the securities consult their tax advisors regarding the possible application of these regulations.

         Election to Treat All Interest as Original Issue Discount.

         The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

         If a REMIC election is made with respect to a series of securities,

         - securities held by a domestic building and loan association typically will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

         - securities held by a real estate investment trust typically will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         All of the expenses of a REMIC usually will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including some pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

- 3% of the excess of adjusted gross income over the applicable amount, or

- 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to this type of holder. A single class REMIC is one that either:

- would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

- is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         General.

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC usually is not subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in "--Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests usually are taxable as debt of the REMIC.

         Calculation of REMIC Income.

         The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. The taxable income or net loss typically will be the difference between

- the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

- deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions, Contributions and Foreclosure Income Taxes.

         The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. Prohibited transactions include:

- the sale or other disposition of any qualified mortgage transferred to the REMIC;

-        the sale or other disposition of a cash flow investment;

- the receipt of any income from assets not permitted to be held by the REMIC; or

- the receipt of any fees or other compensation for services rendered by the REMIC.

In addition, a tax usually is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day and at a rate equal to the highest corporate rate on any net income from foreclosure property. Provisions of the pooling and servicing agreement are intended to ensure that prohibited transaction, contributions and foreclosure income taxes are not imposed. Therefore, we do not expect that those taxes will be imposed. No assurance, however, can be given that no such tax will be imposed. The holders of residual interest securities typically will be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans usually will remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.

         Limitation on Losses.

         The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be limited in more ways under the Code, accordingly, we suggest that they consult their tax advisers.

         Distributions.

         Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, usually will not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of the payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

         Sale or Exchange.

         A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

         Excess Inclusions.

         The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or some cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and may be limited in more ways. See "Tax Treatment of Foreign Investors."

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have `significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         The excess inclusion portion of a REMIC's income is equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

- 120% of the long term applicable federal rate on the startup day multiplied by

- the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some cases, transfers of residual securities may be disregarded. See "-Restrictions on Ownership and Transfer of Residual Interest Securities" and "-Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.

         As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

- the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

- the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The transferor of a REMIC residual interest is presumed not to have a wrongful purpose if it:

- conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and

- receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

- any consideration given to the transferee to acquire the interest (the inducement payment),

-        future distributions on the interest, and

- any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. In Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.

If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to transfers of residual interest securities by foreign persons to United States persons. See "-Tax Treatment of Foreign Investors."

         Mark to Market Rules.

         Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General.

         As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security usually will be entitled to deduct servicing fees under Section 162 or
Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

         - 3% of the excess of adjusted gross income over the applicable amount or

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Discount or Premium on Pass-Through Securities.

         The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities typically will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, in the manner described in "--Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, typically, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "-Taxation of Debt Securities; Market Discount" and "-Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment usually would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities.

         A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in "--Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments like the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         In some cases, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations.

         The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

- in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

- the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

- each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, we strongly suggest that potential purchasers consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans.

         In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, typically will be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding.

         Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, in some cases, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding applies if the holder of a security

-        fails to furnish the trustee with its taxpayer identification number;

-        furnishes the trustee an incorrect taxpayer identification number;

- fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

- under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to exempt recipients, including exempt organizations, and to some nonresidents. We suggest that holders consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.


         In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies that such seller is a foreign holder (and certain other conditions are met) or (iii) the seller provides the broker with a completed IRS Form W-9. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.


         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS

         The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, be subject to the regular United States income tax.

         Payments to holders of residual interest securities who are foreign persons typically will be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness.

         The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

         Interest Income on the Notes.

         Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount usually will be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code typically would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition.

         If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses usually may be used only to offset capital gains.

         Foreign Holders.

         Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person will be considered portfolio interest, and will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

- is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

- provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.


         A withholding agent is the United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a foreign holder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.


         If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.


         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

- the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

- in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding.

         Each holder of a note, other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes.

         If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in "--Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust as a Partnership.

         The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any characterization of that type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the prospectus supplement.

         Partnership Taxation.

         As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

- the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

- any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

-        prepayment premium payable to the certificateholders for the month; and

- any other amounts of income payable to the certificateholders for the month.

         The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium.

         It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination.

         Under final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         Disposition of Certificates.

         Capital gain or loss usually will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate typically will equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans typically would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess usually will give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees.

         The trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election.

         In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters.

         The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. The information includes:

-        the name, address and taxpayer identification number of the nominee and

-        as to each beneficial owner

-        the name, address and identification number of the person,

- whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

- some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items typically does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders.

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder usually would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person usually will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

FASIT SECURITIES

         General

         The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations would not be effective until final regulations are filed with the federal register. However, it appears that some anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. In the opinion of tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the applicable Agreement, including the making of a timely FASIT election, and representations made by the seller as to factual matters. In addition, the trust's qualification as a FASIT depends on its ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of proposed, temporary or final Treasury regulations that may be promulgated in the future under the FASIT provisions and that may apply to the trust or as a result of any change in the applicable law. Investors also should note that the FASIT discussion in this prospectus constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT regular securities, which will be treated as debt for federal income tax purposes, or FASIT ownership securities, which are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which will be designated as ownership interests.

         Qualification as a FASIT

         The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

-        a FASIT election is in effect,

- tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

- the trust is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition

         In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date (the "FASIT Qualification Test"). Permitted assets include:

-        cash or cash equivalents,

- debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

-        foreclosure property,

- some hedging instruments, including interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

- contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

-        FASIT regular interests, and

-        REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet requirements. All of the interests in a FASIT must belong to either of the following:

-        one or more classes of regular interests or

- a single class of ownership interest that is held by a fully taxable domestic C corporation.

         In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest qualifies as a regular interest if:

-        it is designated as a regular interest,

-        it has a stated maturity no greater than thirty years,

-        it entitles its holder to a specified principal amount,

- the issue price of the interest does not exceed 125% of its stated principal amount,

- the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

- if it pays interest, the interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to the principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests, i.e., qualified floating rates and weighted average rates. See "--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment. In addition, holders of high-yield interests may be limited in offsetting income derived from that interest. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Securities are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

TAX TREATMENT OF FASIT REGULAR SECURITIES

         General.

         Payments received by holders of FASIT regular securities should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC Regular interests, holders of FASIT regular interests must report income from those interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest will be treated as ordinary income to the securityholder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium will treat interest and principal payments on the securities in the same manner described for REMIC regular interests. See "--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and some securities dealers. Securityholders of high-yield securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular interest is sold or exchanged, the securityholder usually will recognize gain or loss upon the sale in the manner described in "--Taxation of Debt Securities; Sale or Exchange". In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of the security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. However, the timing and character of those losses in income are uncertain. See "--Taxation of Debt Securities--Effects of Default and Delinquencies."

         FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "--Taxation of Debt Securities." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests

         High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

         A FASIT ownership security represents the residual equity interest in a FASIT. The holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The character of the income to the holder of a FASIT ownership interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security usually will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by the holder, then section 475 will continue to apply to the securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually. The proposed FASIT regulations issued on February 4, 2000 significantly altered the mark-to-market rules with respect to securities sold or contributed to a FASIT by the holder of the related FASIT ownership security. Prospective investors should consult with their tax advisors regarding the impact of the proposed FASIT regulations on the mark-to-market rules.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any prohibited transactions. Prohibited transactions include:

- the receipt of income derived from assets that are not permitted assets,

-        some dispositions of permitted assets,

- the receipt of any income derived from any loan originated by a FASIT, and

- in some cases, the receipt of income representing a servicing fee or other compensation.

         Any series for which a FASIT election is made will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration

         Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities will be treated in the same manner as holders of REMIC securities.

FOREIGN SECURITYHOLDERS


         Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See "--Tax Consequences to Holders of the Notes--Foreign Holders."

         Under proposed Treasury regulations, if a non-U.S. Person holds, either directly or through a vehicle which itself is not subject to U.S. federal income tax like a partnership or a trust, a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by the FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor,
(2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE SUGGEST THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to those Plans. Some employee benefit plans, including governmental plans and church plans for which no election has been made under
Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this section, subject to other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

         Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the securities-for example:

         - Prohibited Transaction Class Exemption ("PTCE") 96-23 exempts some transactions effected on behalf of a Plan by an in-house asset manager;

         - PTCE 95-60 exempts some transactions between insurance company general accounts and parties in interest;

         - PTCE 91-38 exempts some transactions between bank collective investment funds and parties in interest;

         - PTCE 90-1 exempts some transactions between insurance company pooled separate accounts and parties in interest; and

         - PTCE 84-14 exempts some transactions effected on behalf of a Plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with any investment. Furthermore, these exemptions might not apply to transactions involved in operation of the trust if, as discussed below, the assets of the trust were considered to include Plan Assets.

         The DOL has issued a final regulation, 29 C.F.R. Section 2510.3-101, (the "Plan Assets Regulation"), containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, when a Plan invests in an equity interest in a corporation, partnership, trust or other entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

         Under the terms of the Plan Assets Regulation, the trust (or other issuer) may be deemed to hold Plan Assets by reason of a Plan's investment in a security; the Plan Assets would include an undivided interest in the trust assets and any other assets held by the trust. In that event, persons providing services with respect to the assets of the trust may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of
Section 4975 of the Code, with respect to transactions involving the assets unless the transactions are subject to a statutory, regulatory or administrative exemption. In addition, the obligations and responsibilities of Plan sponsors and Plan administrators may be expanded by application of Part 1 of Subtitle B of Title I of ERISA to the entity's assets and operations. There may also be an improper delegation of the responsibility to manage Plan Assets if Plans that purchase securities are deemed to own an interest in the underlying assets of the Trust.

         The look-through rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. A profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust usually are deemed to be equity interests under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, the assets of an investing Plan would include the notes, but not, by reason of the purchase, the underlying assets of the trust. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

         If the interest is an equity interest, the Plan Assets Regulation creates an exception if the class of equity interests in question is:

         - widely held, i.e., held by 100 or more investors who are independent of the depositor and each other at the conclusion of the initial public offering;

         -        freely transferable; and

         -        sold as part of an offering under

                  - an effective registration statement under the Securities Act, and then subsequently registered under the Exchange Act or

                  - an effective registration statement under Section 12(b) or 12(g) of the Exchange Act.

In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in the entity is held by investors other than benefit plan investors - which includes Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity - the assets of an investing Plan will not include any of the underlying assets of the trust.

         The DOL has granted to some underwriters substantially identical individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including notes and certificates, issued by entities holding investment pools consisting only of certain secured receivables, loans and other obligations ("issuers") and the servicing, operations and management of such entities, provided the conditions and requirements of the Underwriter Exemptions are met. These securities may include the certificates or the notes issued under this prospectus. The obligations covered by the Underwriter Exemptions include obligations like the trust assets, other than home improvement contracts that are unsecured. The Underwriter Exemptions may apply to the acquisition, holding and resale of the securities by a Plan, provided that a number of conditions are met, including those listed in the next paragraph.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions are similar and include:

         - the acquisition of the securities by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         - the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer holds only certain types of assets, such as mortgage loans secured by real property (a "Designated Transaction");

         - the securities acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from any of S&P, Moody's or Fitch;

         - The sum of all payments made to the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities. The sum of all payments made to and retained by the seller for the sale of those obligations to the issuer represents not more than the fair market value of the obligations. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

         - The trustee must not be an affiliate of any other member of the Restricted Group;

         - The Plan investing in the securities is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

         - For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

         The issuer also must meet the following requirements:

         - the investment pool must consist solely of assets of the type which have been included in other investment pools;

         - securities in the other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a rating agency for at least one year prior to the Plan's acquisition of securities; and

         - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

                  The Underwriter Exemptions provide exemptive relief to some mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                           (1) The ratio of the amount allocated to the
                  pre-funding account to the total principal amount of the securities being offered must not exceed twenty-five percent (25%).

                           (2) All obligations transferred after the closing
                  date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a rating agency.

                           (3) The transfer of additional obligations to the
                  issuer during the pre-funding period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

                           (4) Solely as a result of the use of pre-funding, the
                  weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date.

                           (5) In order to insure that the characteristics of
                  the additional obligations are substantially similar to those of the original obligations which were transferred to the issuer:

                           - the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                           - an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the securities, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus, prospectus supplement, or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

                           (6) The pre-funding period must end no later than
                  three months or 90 days after the closing date or earlier in some cases if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                           (7) Amounts transferred to any pre-funding account
                  and capitalized interest account used in connection with the pre-funding may be invested only in permitted investments.

                           (8) The related prospectus or prospectus supplement
                  must describe:

                           - any pre-funding account and capitalized interest account used in connection with a pre-funding account;

                           -        the duration of the pre-funding period;

                           - the percentage or dollar value of the amount allocated to the pre-funding account for the issuer; and

                           -        that the amounts remaining in the
                                    pre-funding account at the end of the
                                    pre-funding period will be remitted to
                                    securityholders as repayments of principal.

                           (9) The related pooling and servicing agreement or
                  trust agreement must describe the permitted investments for the pre-funding account and capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Underwriter Exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

         - in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

         - the fiduciary or affiliate is not an obligor with respect to more than five (5) percent of the fair market value of the obligations contained in the investment pool;

         -        a Plan's investment in securities does not exceed twenty-five
                  (25) percent of all of the securities outstanding after the acquisition; and

         -        immediately after the acquisition, no more than twenty-five
                  (25) percent of the assets of any Plan for which the person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief from self dealing/conflict of interest prohibited transactions is not available for Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in an investment pool constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the investment pool, or any affiliate of these parties (the "Restricted Group").

         The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

         We suggest that prospective Plan investors consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Underwriter Exemptions to the purchase and holding of the securities and the potential consequences in their specific circumstances, and the effect of the Plan Asset Regulations prior to making an investment in the securities. Moreover, each Plan fiduciary should read carefully the prospectus supplement relating to the securities it is considering acquiring, and should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



                                LEGAL INVESTMENT

         If the prospectus supplement specifies that the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984, we suggest that investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.



                                     RATINGS

         It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to offered securities of each series will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.



                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through one or more underwriters that may be designated at the time of each offering of the securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to some dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

         The underwriters involved in the offering of a series of securities may include Fleet Securities, Inc., an affiliate of the depositor and the Bank, and may include other affiliates of the depositor and of the Bank.

         This prospectus, together with the accompanying prospectus supplement, may be used by Fleet Securities, Inc. or another affiliate of the Bank in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Fleet Securities, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                  LEGAL MATTERS

         As specified in the prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Brown & Wood LLP, New York, New York.



                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and accordingly files reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

         - Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

         - Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

         Copies of the material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

         Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.



                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


         The depositor on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Fleet Home Equity Loan, LLC, 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.

                            GLOSSARY OF DEFINED TERMS

ADDITIONAL OBLIGATIONS: means all Obligations transferred after the closing date.

ACT:  means the Home Ownership and Equity Protection Act of 1994.

AGREEMENT: means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

BANK: means Fleet National Bank.

CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

CLG:  means the Consumer Lending Group, a branch of the Bank.

CLTV:  means combined loan-to-value ratio.

CODE:  means the Internal Revenue Code of 1986.

DESIGNATED TRANSACTION: as defined in the Underwriter Exemptions, means a securitization transaction in which the assets of the issuer consists of certain fully secured obligations such as mortgage loans secured by residential real property.

ELIGIBLE CORPORATION: means a domestic C corporation that is fully subject to corporate income tax.

ELIGIBLE INVESTMENTS: means, as is acceptable to the rating agency, among other investments:

         -        obligations of the United States and government agencies,

         -        federal funds,

         -        certificates of deposit,

         -        commercial paper,

         -        demand and time deposits and banker's acceptances,

         - repurchase agreements of United States government securities, and

         -        guaranteed investment contracts.

FASIT QUALIFICATION TEST: means a test to determine eligibility of a trust, or one or more designated pools of assets held by a trust, for FASIT status, under which substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date.

FICO SCORE: means the score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc.

GARN-ST. GERMAIN ACT: means the Garn-St. Germain Depository Institutions Act of 1982.

HELOC: means a home equity line of credit.

HOUSING ACT:  means the National Housing Act of 1934.

LOANS: means mortgage loans, which may be closed-end home equity loans, HELOCs, mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts.

MORTGAGED PROPERTIES: means property which secures repayment of the loans.

NEW ARRANGEMENT: means, if FASIT status is lost, the entity classification of the former FASIT.

OBLIGATIONS: means mortgage loans or other secured receivables.

PARTIES IN INTEREST: means persons who are parties in interest or disqualified persons with respect to Plans.

PLAN ASSETS REGULATION: means the final regulation issued by the DOL, 29 C.F.R.
Section 2510.3-101, containing rules for determining what constitutes the assets of a Plan.

PLANS: means employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code.

POOLED SECURITIES: means the mortgage or asset backed securities included as part of the trust assets.

PTCE: means a Prohibited Transaction Class Exemption.

RCRA: means the Resource Conservation and Recovery Act.

RDG: means the Retail Distribution Group, a branch of the Bank.

RESTRICTED GROUP: means Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer or any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, or any affiliate of the parties, to which the Underwriter Exemption does not apply.

SECURED CREDITOR EXCLUSION: means, with respect to CERCLA, the exclusion from the definition of "owner or operator" of a secured creditor who holds indicia of ownership primarily to protect its security interest.

TITLE V: means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

UNDERWRITER EXEMPTIONS: means the individual administrative exemptions, granted by the DOL to some underwriters, from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

U.S. PERSON: means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



              Item 14. Other Expenses of Issuance and Distribution.

    Registration fee.....................................................$  *
    Printing and engraving costs.........................................$  *
    Legal fees and expenses..............................................$  *
    Accounting fees and expenses.........................................$  *
    Trustee's fees and expenses..........................................$  *
    Blue Sky Qualification Fees and Expenses (including Counsel Fees)....$  *
    Rating Agency Fees...................................................$  *
    Total................................................................$  *


* Previously provided in Amendment No. 1 to Form S-3 Registration Statement filed January 31, 2001.
-----------

         Item 15. Indemnification of Directors and Officers.

         Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, under which Fleet Home Equity Loan, LLC is formed, empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         1. Fleet Home Equity Loan, LLC. Section 20 of Fleet Home Equity Loan, LLC's Limited Liability Company Agreement provides as follows:

         Exculpation and Indemnification.

         (a) Neither the Member nor the Special Members nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

         (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         (e)To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any such other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

         (f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

         Item 16. Exhibits

Exhibit                      Description of Exhibit


   1.1            Form of Underwriting Agreement.*
   2.1 Certificate of Conversion of Fleet Home Equity Loan Corporation into Fleet Home Equity Loan, LLC.
   3.1            Articles of Incorporation of Fleet Home Equity Loan
                  Corporation.*
   3.2            By-Laws of Fleet Home Equity Loan Corporation.*
   3.3            Certificate of Formation of Fleet Home Equity Loan, LLC.
   3.4            Limited Liability Company Agreement of Fleet Home Equity Loan,
                  LLC.
   4.1            Form of Pooling and Servicing Agreement.*
   5.1(a) Opinion of Brown & Wood LLP with respect to legality of the Securities (including consent of such firm).*
   5.1(b) Opinion of Richards, Layton & Finger, PA as to legality of the Securities according to Delaware state law (including consent of such firm).*
   8.1 Opinion of Brown & Wood LLP with respect to certain tax matters (including consent of such firm).*
   12.1           Not Applicable.
   15.1           Not Applicable.
   23.1(a)        Consent of Brown & Wood LLP (included in exhibits 5.1(a) and
                  8.1 hereof).*
   23.1(b) Consent of Richards, Layton & Finger, PA (included in exhibit 5.1(b) hereof).*
   24.1           Powers of Attorney for Fleet Home Equity Loan Corporation.*
   24.2           Powers of Attorney for Fleet Home Equity Loan, LLC.
   25.1           Not Applicable.
   26.1           Not Applicable.
   27.1           Not Applicable.
   99.1           Not Applicable.


*        Filed Previously.

                  Undertakings.

         In accordance with Item 512 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), each of the undersigned registrants hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants are aware that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered. Each registrant, as applicable, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on April 30, 2001.

                             FLEET HOME EQUITY LOAN, LLC

                             By:  /s/ Jeffrey A. Lipson
                                -----------------------
                             Name:  Jeffrey A. Lipson
                             Title: Vice President, Principal Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURES                           TITLE                            DATE
            ----------                           -----                            ----

             *                      President (Principal Executive   April 30, 2001
---------------------------         Officer) and Director
John Rodehorst

/s/ Jeffrey A. Lipson               Vice President (Principal        April 30, 2001
---------------------------         Financial Officer) and Director
Jeffrey A. Lipson

             *                      Treasurer (Principal             April 30, 2001
---------------------------         Accounting Officer) and
Nancy O'Connor                      Director


             *                      Director                         April 30, 2001
---------------------------
Sherri Jonas

             *                      Director                         April 30, 2001
---------------------------
Dwight Jenkins

             *                      Director                         April 30, 2001
---------------------------
Dean A. Christiansen

*By:  /s/ Jeffrey A. Lipson         Attorney-in-Fact under Power of  January 31, 2001
---------------------------         Attorney
  Jeffrey A. Lipson

Exhibit                      Description of Exhibit


   1.1            Form of Underwriting.*
   2.1 Certificate of Conversion of Fleet Home Equity Loan Corporation into Fleet Home Equity Loan, LLC.
   3.1            Articles of Incorporation of Fleet Home Equity Loan
                  Corporation.*
   3.2            By-Laws of Fleet Home Equity Loan Corporation.*
   3.3            Certificate of Formation of Fleet Home Equity Loan, LLC.
   3.4            Limited Liability Company Agreement of Fleet Home Equity Loan,
                  LLC.
   4.1            Form of Pooling and Servicing Agreement.*
   5.1(a) Opinion of Brown & Wood LLP with respect to legality of the Securities (including consent of such firm).*
   5.1(b) Opinion of Richards, Layton & Finger, PA as to legality of the Securities according to Delaware state law (including consent of such firm).*
   8.1 Opinion of Brown & Wood LLP with respect to certain tax matters (including consent of such firm).*
   12.1           Not Applicable.
   15.1           Not Applicable.
   23.1(a)        Consent of Brown & Wood LLP (included in exhibits 5.1(a) and
                  8.1 hereof).*
   23.1(b) Consent of Richards, Layton & Finger, PA (included in exhibit 5.1(b) hereof).*
   24.1           Powers of Attorney for Fleet Home Equity Loan Corporation.*
   24.2           Powers of Attorney for Fleet Home Equity Loan, LLC.
   25.1           Not Applicable.
   26.1           Not Applicable.
   27.1           Not Applicable.
   99.1           Not Applicable.



*        Filed Previously